Exhibit 3.26

OPERATING AGREEMENT

by and between

PPG INDUSTRIES, INC.,1

VISTA CHEMICAL COMPANY2

AND

PHH MONOMERS, L.L.C.

June 7, 1995

(1) Eagle US 2 LLC is the successor-in-interest to the interests, rights and obligations of PPG Industries, Inc. under this agreement.

(2) Axiall, LLC is the successor-in-interest to the interests, rights and obligations of Vista Chemical Company under this agreement.

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	1

ARTICLE II	ORGANIZATION	7
2.01	Formation	7
2.02	Purpose	8
2.03	Ownership Interest	8

ARTICLE III	MANAGEMENT	8
3.01	Committee	8
3.02	Business Decisions	8
3.03	Number of Members on Committee	8
3.04	Resolution	9
3.05	Chairman and Secretary	9
3.06	Location of Meetings	9
3.07	Regular Meetings	9
3.08	Special Meetings	9
3.09	Proxy	10
3.10	Quorum	10
3.11	Minutes	10
3.12	Resolutions in Lieu of Meeting	10
3.13	Compensation	10
3.14	Resignation	11
3.15	Removal	11
3.16	Appointment of Replacement	11
3.17	Operator	11
3.18	Attendance at Meetings by Operations Manager	11
3.19	Decisions of Importance	12
3.20	Emergency Action	14
3.21	Rights of Access to the Expanded VCM Plant	14
3.22	Resolution of Decisions of Importance	14
3.23	Authority	15

ARTICLE IV	CONTRIBUTIONS	16
4.01	Initial Capitalization	16
4.02	Contribution by Vista	16
4.03	Contribution by PPG	16
4.04	Additional Capital	16
4.05	Default	17
4.06	Interest	17

ARTICLE V	COST ALLOCATION AND ADJUSTMENTS	17
5.01	Fixed Costs	17
5.02	Variable Costs	18
5.03	Extraordinary Costs	18
5.04	Cost Adjustments for EDC Inventory	18

ARTICLE VI	DISTRIBUTIONS	19
6.01	Product Entitlement	19

6.02	Estimate	19
6.03	Product Take	19

ARTICLE VII	INSURANCE AND CONDEMNATION	19
7.01	Insurance Matters Member	19
7.02	Insurance	20
7.03	Condemnation	21

ARTICLE VIII	INVENTIONS AND TECHNOLOGY	22
8.01	Use by Member	22
8.02	Patent Application	22
8.03	Execution of Documents	22

ARTICLE IX	BOOKS, RECORDS, INVOICES AND ACCOUNTS	22
9.01	Maintenance, Inspection of Books and Audit	22
9.02	Method of Accounting and Fiscal Year	23
9.03	Company Financial Statements and Operating Reports	23
9.04	Cash Account	24
9.05	Disputes	24

ARTICLE X	TAX & FINANCIAL ACCOUNTING MATTERS	24
10.01	Tax Characterization, Tax Elections and Tax Returns	24
10.02	Financial Accounting for the Company as Required by the Members	25
10.03	Allocations of Expenses and Costs to Members	25
10.04	Allocation for Federal Income Tax Purposes	26
10.05	Tax Matters	26
10.06	Transfers	27
10.07	Notices	27

ARTICLE XI	DISSOLUTION AND LIQUIDATION	27
11.01	Dissolution	27

ARTICLE XII	RIGHT OF FIRST REFUSAL; SALE/PURCHASE OPTION	28
12.01	Right of First Refusal	28
12.02	Good Faith Negotiations	29
12.03	Option	30
12.04	Exceptions	30

ARTICLE XIII	DISPUTE RESOLUTION	31
13.01	Negotiations	31
13.02	Mediation	31
13.03	Arbitration	32

ARTICLE XIV	INDEMNIFICATION	32
14.01	PPG’s Indemnity	32
14.02	Environmental	34
14.03	Toxic Tort/Product Liability Claims	35
14.04	Vista’s Indemnity	36
14.05	The Company’s Indemnity	37
14.06	Indemnification of Management	38
14.07	Miscellaneous	42
14.08	Damage Limitation	42

ARTICLE XV	RAILCARS	42

ARTICLE XVI	GOVERNMENTAL APPROVAL	43
16.01	Hart-Scott-Rodino Approval	43
16.02	Permits	43

ARTICLE XVII	REPRESENTATIONS AND WARRANTIES	44
17.01	Representations and Warranties by the Members	44

ARTICLE XVIII	ANCILLARY AGREEMENTS; RIGHTS-OF-WAY; LEASE; AND LICENSE	45
18.01	Ancillary Agreements	45
18.02	EVC License	45
18.03	Company Rights-of-Way	46
18.04	PPG Rights-of-Way	47
18.05	Lease	47
18.06	License	47

ARTICLE XIX	MISCELLANEOUS	48
19.01	Notices	48
19.02	Governing Law	49
19.03	Binding Effect	49
19.04	Gender and Number	49
19.05	Severability	49
19.06	Multiple Counterparts	49
19.07	Entire Agreement	49
19.08	Business Conduct	49
19.09	Amendments	50
19.10	Force Majeure	50
19.11	Additional Agreements	50

EXHIBITS

Exhibit A	-	Description of Land
Exhibit B	-	Tax Matters
Exhibit C	-	Asset Transfer Agreement
Exhibit D	-	Company’s Rights-of-Way
Exhibit E	-	PPG’s Rights-of-Way
Exhibit F	-	Business Conduct

OPERATING AGREEMENT

This Operating Agreement is made and entered into effective as of this 7th day of June, 1995 by and between Vista Chemical Company, a Delaware corporation with offices at 900 Threadneedle, Houston, Texas 77079-2990 (“Vista”), a subsidiary of RWE-DEA Aktiengesellschaft für Mineraloel und Chemie, a corporation organized under the laws of the Federal Republic of Germany (“RWE-DEA”), PPG Industries, Inc., a Pennsylvania corporation with offices at One PPG Place, Pittsburgh, Pennsylvania 15272 (“PPG”) and PHH Monomers, L.L.C., a Louisiana limited liability company with offices at Columbia Southern Road, Lake Charles, Louisiana 70602 (the “Company”).

ARTICLE I

DEFINITIONS

The following terms have the meanings indicated:

“Accounting Member” has the meaning assigned to such term in Section 10.05.

“Act” means Chapter 22 of Title 12 of the Louisiana Revised Statutes, authorizing limited liability companies.

“Affiliate” means, as to any Member, a Person that controls, is controlled by or is under common control with such Member. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of voting securities.

“Agent” means, as to any Member, a Person acting on behalf of and under the instructions of such Member.

“Agreement” means this Operating Agreement by and between Vista and PPG, as it may be amended, supplemented or restated from time to time.

“Amendment to Chlorinated Bottoms Feedstock Agreement” has the meaning assigned to such term in Section 18.01.

“Ancillary Agreements” has the meaning assigned to such term in Section 18.01.

“Asset Transfer Agreement” means that agreement between PPG and the Company in substantially similar form as that attached hereto as Exhibit C.

“Budget” means the Operating Budget and/or the Capital Expenditures Budget.

“Calendar Quarter” means a three-month period beginning on January 1, April 1, July 1 or October 1.

“Capital Expenditures Budget” has the meaning assigned to such term in the Manufacturing and Services Agreement.

“Casualty” means any damage to or destruction of the Expanded VCM Plant or any portion thereof from any cause whatsoever, excluding normal wear and tear.

“Chairman” means the chairman of the Committee as described in Section 3.05

“Chlorinated Bottoms Feedstock Agreement” has the meaning assigned to such term in Section 18.01.

“Claims” means all claims, demands, suits, damages, liabilities, losses or other expenses (including, without limitation, reasonable attorneys’ fees).

“Closing Date” means the date on which this Agreement is executed by all parties.

“Code” means the Internal Revenue Code of 1986, as amended and hereafter amended, and regulations thereunder.

“Commissioning Date” means the first day on which reactive chemicals (EDC, VCM, CH4 etc.) are introduced into the Existing VCM Plant for the purposes of preparing the Existing VCM Plant for the Start-Up Date. The Commissioning Date follows the “Shutdown Date” and precedes the “Start-Up Date.”

“Committee” has the meaning assigned to such term in Article III.

“Company’s Property” means all properties, rights and assets owned by the Company, including but not limited to the Land and any rights-of-way granted pursuant to this Agreement or any Ancillary Agreements.

“Condemnation” means the taking or expropriation of all or any portion of the Company’s Property by the exercise of the power of eminent domain or condemnation, or a conveyance of all or part of the Company’s Property in lieu of such a taking or expropriation.

“Contribution” means, as to any Member, the property and/or cash contributed by it to the Company under Article IV.

“Current Employees” means employees of PPG Parties as of the Commissioning Date.

“Decisions of Importance” has the meaning assigned to such term in Section 3.19.

“Engineering and Construction Management Agreement” has the meaning assigned to such term in Section 18.01.

“Entity” means any corporation, company, joint venture, estate of a decedent, trust, unincorporated organization or association, Governmental Authority or other Person.

“EVC Technology Agreement” has the meaning assigned to such term in Section 18.01.

“Existing VCM Plant” means the pre-expansion VCM plant in Lake Charles, Louisiana, as further described in Exhibit A of the Asset Transfer Agreement, that is currently owned and will continue to be owned until the Commissioning Date by PPG. Unless and to the extent specifically excluded below, all assets located at the Existing VCM Plant will be conveyed to the Company on the Commissioning Date. Finished goods and work in process as of the Commissioning Date shall not be part of the Existing VCM Plant and shall remain the property of PPG.

“Expanded VCM Plant” means the post-expansion VCM plant in Lake Charles, Louisiana which will be owned by the Company.

“Extraordinary Costs” are unforeseen expenses associated with (A) compliance with health, safety or environmental Laws, (B) Casualty losses or (C) Start-Up Costs.

“Fixed Costs” has the meaning assigned to such term in the Manufacturing and Services Agreement.

“Fixed Costs Allocation Date” means the first day of the calendar month following the Start-Up Date; provided, however, that if the Start-Up Date occurs on the first day of a calendar month, the Fixed Costs Allocation Date shall be the Start-Up Date.

“Former Employees” means those employees of PPG Parties no longer employed by PPG Parties as of the Commissioning Date.

“Governmental Authority” means the United States of America, any state thereof, or any political subdivision of any of the foregoing including, but not limited to courts, departments, commissions, boards, bureaus, agencies and other instrumentalities.

“IMM” has the meaning assigned to such term in Section 7.01.

“Insolvent” means, as to any Member, that:

(A)                               files a voluntary petition, or has filed against it an involuntary petition and such involuntary petition is not dismissed within ninety (90) days, under Title 11 U.S.C. or other applicable federal bankruptcy laws;

(B)                               is otherwise insolvent within the meaning of Title 11 U.S.C. or other applicable federal bankruptcy laws;

(C)                               makes a general assignment for the benefit of such Member’s creditors; or

(D)                               a receiver, trustee, or agent is appointed or authorized, by agreement or applicable law, to take charge of any or all of the property of such Member for the purposes of enforcing a lien against such property, or for the purpose of a general administration of such property for the benefit of such Member’s creditors.

“Lake Charles Complex” means, collectively, the PPG Chemicals Complex and the Expanded VCM Plant.

“Land” means the real property described in Exhibit A, owned by the Company on which the Expanded VCM Plant will be principally located.

“Law” means any law, statute, decree, requirement, order, judgment, rule or regulation of, including the terms of any license or permit issued by, any Governmental Authority.

“Manufacturing and Services Agreement” has the meaning assigned to such term in Section 18.01.

“Member” means either PPG or Vista, as applicable, in its capacity as a member of the Company.

“Members” means PPG and Vista, collectively, in their capacities as the members of the Company.

“Operating Budget” has the meaning assigned to such term in the Manufacturing and Services Agreement.

“Operations Manager” has the meaning assigned to such term in Section 3.17(B).

“Operator” means the operator of the Expanded VCM Plant as defined in Section 3.17.

“PPG Chemicals Complex” means PPG’s chemical facilities located in Lake Charles, Louisiana. The PPG Chemicals Complex does not include the Expanded VCM Plant.

“PPG Indemnified Parties” means PPG and its Affiliates, and their respective directors, officers, employees, agents and servants.

“PPG Parties” means PPG, PPG’s Affiliates and their respective employees, agents and servants including, without limitation, contractors of PPG.

“PPG Technology License Agreement” has the meaning assigned to such term in Section 18.01.

“PPG/Vista Services Agreement” has the meaning assigned to such term in Section 18.01.

“Person” means any natural person or Entity.

“Point of Delivery” means: as to railcar deliveries, the fenceline of the PPG Chemicals Complex; as to barge or ship deliveries, the flange connecting the dock lines and the barge or ship; and as to pipeline deliveries, the inlet flange to the tanks currently serving as the Certainteed feed tanks.

“Product” means VCM or any other products produced by the Company.

“Production Ratio” means as to each Member the ratio of that Member’s actual VCM production requirement divided by the total VCM production for any given month.

“Project Manager” means the PPG employee assigned by PPG to manage the construction of the Expanded VCM Plant as described in Exhibit A to the Engineering and Construction Management Agreement.

“Regulation” means a regulation that is promulgated pursuant to the Code.

“Second Amendment of PPG-Vista Chlorine Sales Contract” has the meaning assigned to such term in Section 18.01.

“Secretary” means the secretary of the Committee as described in Section 3.05(B).

“Sharing Ratio” means, as to each Member, the ratio of that Member’s ownership interest in the Company to the sum of the ownership interests of all Members.

“Shutdown Date” means the first day on which the Existing VCM Plant is shut down to begin retrofitting of existing equipment, to complete the necessary tie-in of new equipment as identified in the VCM expansion design scope, and to complete normal pre-operational work prior to the Start-Up Date.

“Start-Up Costs” has the meaning assigned to such term in Section 2.01 of the Engineering and Construction Management Agreement.

“Start-Up Date” means the first calendar day on which EDC is fed to one of the three VCM cracking furnaces in the Expanded VCM Plant following the Commissioning Date. This is also the date that the Existing VCM Plant becomes the Expanded VCM Plant for purposes of this Agreement.

“Transfer” means a sale, exchange, assignment, pledge, hypothecation or any other disposition, whether voluntary or involuntary.

“VCM” means polymer grade vinyl chloride monomer.

“VCM Toll Processing Agreement” has the meaning assigned to such term in Section 18.01.

“Variable Costs” has the meaning assigned to such term in the Manufacturing and Services Agreement.

“Vista Indemnified Parties” means RWE-DEA and its affiliates, Vista and its Affiliates, and each of their respective directors, officers, employees, agents and servants.

“Vista Parties” means Vista, Vista’s Affiliates and their respective agents, employees and servants including, without limitation, contractors of Vista.

“Vista Technology License Agreement” has the meaning assigned to such term in Section 18.01.

ARTICLE II

ORGANIZATION

2.01                        Formation. The Members have established the Company pursuant to and subject to the Act. The articles of organization of the Company (the “Articles of Organization”) state that the purpose of the Company is to engage in any lawful activity for which limited liability companies may be formed under the Act. The Articles of Organization describe the Company’s management powers by reference to this Agreement. The Articles of Organization also contain authorization pursuant to the Act that third parties may rely on a certificate signed by the Secretary for all purposes pertinent to the operations of the Company.

2.02                        Purpose. The purpose of the Company is to (A) own, operate and maintain the Expanded VCM Plant; (B) produce VCM for benefit of the Members; and (C) make, enter into and perform all contracts and agreements, pay all costs and expenses, and do and perform such other acts and things as the Members may deem necessary or advisable to carry out the foregoing objectives and purposes. Each Member shall take in kind or separately dispose of its proportionate share of all VCM produced from the Expanded VCM Plant.

2.03                        Ownership Interest. Initially, PPG shall own fifty percent (50%) of the Company and Vista shall own fifty percent (50%) of the Company. Each Member’s ownership interest is subject to change pursuant to the terms and conditions set forth in this Agreement.

ARTICLE III

MANAGEMENT

3.01                        Committee. In accordance with the Act, the Company shall be managed by its Members.

3.02                        Business Decisions. The Members agree that except for operational tasks delegated to the Operator, the Members shall make cooperative business decisions in collaboration with each Member consistent with Section 3.01. In order to coordinate management by the Members, the Members agree to the formation of a Committee to carry out their respective duties under Section 3.19. For the convenience of conducting orderly operations by the Company, PPG shall serve as Operator pursuant to Section 3.17.

3.03                        Number of Members on Committee. The number of members of the Committee shall be even and as determined from time to time by the Members, but the number shall not be less than two (2) nor more than ten (10). Each Member shall have the power and right to appoint one-half (1/2) of the members of the Committee. There shall be two (2) voting members of the Committee and each Member shall initially have the power and right to appoint one (1) voting member. In the event that the percentage ownership interest of the Members changes from PPG initially owning fifty percent (50%) of the Company and Vista initially owning fifty percent (50%) of the Company, then the value and voting effect of the voting members’ votes shall be weighted to reflect and conform with the change in the ownership percentages subject to Section 3.22. The non-voting members shall be selected as appropriate to support the Committee with their technical and management skills. Initially, the number of members of the Committee will be six (6), three (3) of whom will be appointed by PPG and three (3) by Vista.

3.04                        Resolution. As further provided herein, Decisions of Importance may be made by voting at meetings or by written approval of proposed resolutions; however, a meeting is required if either of the Members so requests.

3.05                        Chairman and Secretary. (A) A Chairman shall preside over meetings of the Committee. The Chairman shall be one of the two voting members of the Committee. From the date of formation of the Company to the end of the calendar year during which the Company was formed, the Chairman shall be appointed by PPG. Each year thereafter, the Members shall alternate in choosing the Chairman.

(B)          The Committee shall be assisted by a Secretary chosen by the Committee from among the non-voting members of the Committee. The Secretary shall give, or cause to be given, notice of all meetings of the Committee and all other notices required by law or by this Agreement. The Secretary shall keep minutes as described in Section 3.11 and shall perform such other duties as may be assigned to him or her by the Committee.

3.06                        Location of Meetings. Meetings of the Committee shall be held at the Expanded VCM Plant or at such other place as may, from time to time, be fixed by agreement of the Members.

3.07                        Regular Meetings. Regular meetings of the Committee shall be held each Calendar Quarter, unless waived by the unanimous agreement of the Members. Any business which properly may be transacted by the Committee may be transacted at any regular meeting thereof.

3.08                        Special Meetings. Special meetings of the Committee may be called by either of the voting members of the Committee or by the Operations Manager (as defined in Section 3.17) stating in each case the purpose or purposes of such meeting. Notice of a special meeting stating the time, place, and purpose or proposed purpose thereof shall be communicated to each member of the Committee at his usual place of business by mail, fax or personal delivery not later than seven (7) days before the day of such meeting. Any Committee member may waive notice of a special meeting by his presence at such meeting or in writing either before or after such meeting is held, and any meeting shall be valid without any notice thereof having been given if all of the voting members shall be present thereat. Unless otherwise agreed by all of the voting members present at a special meeting, the business to be transacted at such special meeting shall be limited to that stated in the notice.

3.09                        Proxy. At any meeting of the Committee, a voting member may be represented by another Committee member provided (A) such other member has been appointed by the same Member which appointed such voting member, and (B) there is tendered a written proxy with such authority signed by such Member or voting member.

3.10                        Quorum. At every meeting of the Committee, the presence of each Member’s voting member or his representative holding a proxy as set forth in Section 3.09 shall be necessary to constitute a quorum. In the absence of a quorum, a majority of the members of the Committee present may adjourn any meeting.

3.11                        Minutes. The deliberations of each meeting shall be reported in minutes which shall state the date and place of the meeting, the members present and the Members they represent, any items, documents or reports submitted for discussion, a summary of the discussion, the resolutions put to a vote and the result of the voting. The minutes shall be signed by the Secretary and entered in a minute book kept at the principal office of the Company.

3.12                        Resolutions in Lieu of Meeting. In lieu of convening a meeting, either voting member may request in writing that the other voting member approve in writing a proposed resolution. In such event, the voting member requesting approval of the resolution shall deliver to the other voting member three (3) signed originals of the resolution and an explanation of the reasons for adoption thereof. If the other voting member agrees with the resolution, he shall evidence same by signing it and returning one (1) executed original to the voting member requesting approval of the resolution and one executed original to the Secretary for filing in the minute book. If such resolution is not signed by the other voting member within thirty (30) days of the delivery of the proposed resolution, then it shall be deemed to have been rejected.

3.13                        Compensation. The members of the Committee shall not be entitled to compensation by the Company for their services or reimbursement for their expenses, except that the Operations Manager’s expenses related to the meeting shall be a Company expense.

3.14                        Resignation. Any member of the Committee may resign at any time by giving written notice thereof to the Chairman of the Committee. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, and acceptance of any resignation shall not be necessary to make it effective.

3.15                        Removal. Any member of the Committee may be removed at any time by the Member that appointed such member.

3.16                        Appointment of Replacement. In the case of any vacancy on the Committee created by death, resignation or removal of any member, the Member that appointed such member shall appoint a new member. Such appointment shall be evidenced by an instrument in writing signed by the appointing Member and delivered to the other Member.

3.17                        Operator. (A) Except as provided herein, PPG shall be the Operator of the Expanded VCM Plant under the terms of this Agreement and pursuant to the terms of the Manufacturing and Services Agreement. The Operator can delegate all or some of its authority to the Operations Manager.

(B)          There shall be established, by appointment of the Committee, an Operations Manager who shall be an employee of the Operator. The Operator shall have the right to remove, transfer and nominate candidates for the Operations Manager. If the Committee rejects a nominee, the Operator will nominate another candidate until a candidate is approved by the Committee.

(C)          If the PPG Chemicals Complex is to be acquired by a Person, other than a PPG Affiliate, directly or through the sale of more than fifty percent (50%) of the stock of PPG or a PPG Affiliate owning the PPG Chemicals Complex, PPG shall give written notice to Vista and Vista shall have the option to assume the responsibilities of Operator under this Agreement and under the Manufacturing and Services Agreement, to the extent and only to the extent they involve supervision, operating labor and maintenance labor. PPG will use reasonable efforts to assist Vista in regards to assignment of permits or obtaining new permits that are necessary for the operation of the Expanded VCM Plant.

3.18                        Attendance at Meetings by Operations Manager. The Operations Manager will participate in Committee meetings unless otherwise decided by unanimous decision of the voting members of the Committee. The Operations Manager shall not be entitled to a vote on Committee issues.

3.19        Decisions of Importance. The Operator is not delegated the following Decisions of Importance and therefore must submit them to the Committee and obtain approval prior to proceeding with any of the following:

(A)                               approving the Budget provided, however, that the existing Budget shall be temporarily extended if the new Budget has not yet been approved;

(B)                               authorizing expenditures in excess of those authorized under the Budget;

(C)                               authorizing capital expenditures in excess of an amount as authorized by the Committee including, without limitation, materially expanding the capacity of the Expanded VCM Plant;

(D)                               unless included in an approved Budget, entering into (1) purchase contracts for materials or equipment; (2) service contracts, including consultant contracts; or (3) leases of real property or equipment; in each case in an amount or under terms in excess of those authorized by the Committee;

(E)                                making donations or payments of membership dues in excess of an amount authorized by the Committee;

(F)                                 authorizing expenditures for the licensing or purchase of technology and patents;

(G)                               revising specifications for the types, grades and qualities of Product to be produced by the Company;

(H)                              investing funds;

(I)                                   determining the scope of research and development projects and approval of expenditures related thereto;

(J)                                   commencing, prosecuting, defending and/or settling claims or litigation, except that the Operations Manager shall have the power to commence defense to avoid defaults or penalties for the Company if, as promptly as reasonably possible after the commencement of such defense, he notifies the Committee of the action taken, and thereafter the Committee shall have authority thereover;

(K)                              choosing the independent auditor to audit and report on operations of the Company;

(L)                                opening and closing bank accounts and designating the persons who have authority to make withdrawals;

(M)                            handling, dealing with or establishing any matter specifically reserved for the Committee under this Agreement;

(N)                               selling, transferring, leasing or otherwise disposing of Company assets in excess of amounts as authorized by the Committee; provided, however, that no such disposition of Company assets shall be made to any Member without the unanimous approval of the Committee;

(O)                               establishing or maintaining salaries, pension plans, bonus plans, plans for retirement allowance, adopting formal employee welfare plans and policies or other remunerations or allowances for Company employees;

(P)                                 abandoning the manufacture of any Product or manufacturing or selling any new Product or Product lines;

(Q)                               issuing any press releases relative to or affecting the Company;

(R)                               determining the type and dollar amount of insurance coverage and deductibles for the Company;

(S)                                 forming any subsidiary or making any investment in any other Person by the Company;

(T)                                materially changing the nature of the main purpose or business of the Company;

(U)                               creating any mortgages, security interests or liens on any assets of the Company;

(V)                               approving any contracts with any Member or any Affiliate;

(W)                            altering or amending the Articles of Organization;

(X)          acquiring any Person by the Company;

(Y)          borrowing money on behalf of the Company;

(Z)           designating the IMM or the Accounting Member; and

(AA)       any other Decisions of Importance which the Committee may, from time to time, define as a non-delegated matter at any general or special meeting.

3.20                        Emergency Action. Notwithstanding Section 3.19, the Operations Manager shall have authority and responsibility to protect the integrity of the Expanded VCM Plant. When an emergency arises which may jeopardize human health or safety or the environment, the Expanded VCM Plant or its safe operation, and the action necessary to alleviate such emergency would otherwise require approval by the Committee, the Operations Manager shall have the right to take necessary and appropriate action without such approval, but shall advise the Committee of such actions as soon as practicable.

3.21                        Rights of Access to the Expanded VCM Plant. Each Member and its designated Agents have the right to enter the Expanded VCM Plant and to observe Company operations.

3.22                        Resolution of Decisions of Importance. The following Decisions of Importance which are assigned to the Committee pursuant to Section 3.19 shall be determined pursuant to the following procedures.

(A)          The following Decisions of Importance shall be based upon unanimous consent of all voting members of the Committee. In the event that unanimous consent of the voting members of the Committee cannot be obtained, the Decisions of Importance listed below shall be resolved pursuant to Section 13.01 and Section 13.02, but not pursuant to Section 13.03.

(1)                                 borrowing money on behalf of the Company;

(2)                                 materially expanding the capacity of the Expanded VCM Plant;

(3)                                 forming of any subsidiary or investing in any other Person by the Company;

(4)                                 materially changing the nature of the main purpose or business of the Company;

(5)                                 creating any mortgages, security interests or liens on any assets of the Company;

(6)                                 entering into any agreements or contracts with any Member or Affiliate;

(7)                                 altering or amending the Articles of Organization;

(8)                                 authorizing capital expenditures in excess of amounts as authorized by the Committee;

(9)                                 selling, transferring, leasing or otherwise disposing of Company assets in excess of amounts as authorized by the Committee; provided, however, that no such disposition of Company capital assets shall be made to any Member without the approval of the Committee;

(10)                          acquiring of any Person by the Company; and

(11)                          determining the type and dollar amount of insurance coverage deductibles for the Company.

(B)          All other Decisions of Importance not listed in Section 3.22(A) shall be resolved by a majority vote of the voting members of the Committee. In the event of a tie vote, the Decision of Importance shall be resolved pursuant to Article XIII.

(C)          Notwithstanding anything above, either Member shall be able to reopen on behalf of the Company the cost mechanisms pursuant to the terms and conditions set forth in Sections 4.05 and 4.06 of the Manufacturing and Services Agreement.

3.23                        Authority. The Committee may delegate authority as necessary to Persons or Members to act on behalf of the Company on certain matters authorized by the Company as necessary to carry out the business of the Company.

ARTICLE IV

CONTRIBUTIONS

4.01                        Initial Capitalization. The initial total capitalization of the Company shall be One Thousand Dollars ($1,000), which amount shall be fully paid in at the time of the formation of the Company. Vista and PPG shall each contribute Five Hundred Dollars ($500) towards the initial capitalization of the Company.

4.02                        Contribution by Vista. Vista will pay to the Company Sixty Million Dollars ($60,000,000) in order to pay for the design and construction of the Expanded VCM Plant. The payment by Vista to the Company shall be governed by the terms and provisions of the Engineering and Construction Management Agreement.

4.03                        Contribution by PPG. (A) PPG will contribute to the Company on the Commissioning Date the following:

(1)                                 the assets of the Existing VCM Plant; and

(2)                                 any costs or other expenses incurred in excess of sixty million dollars ($60,000,000), in designing and constructing the Expanded VCM Plant (“Excess Costs”), unless provided for in this Agreement or any Ancillary Agreement. Any contribution under this Section 4.03(A)(2) will be taken into account in the determination of PPG’s basis in the assets of the Company but will not be considered an additional capital contribution for purposes of Sections 4.04 or 4.05 of this Agreement. Excess Costs incurred by PPG will be considered as incurred by PPG for its own account or, if not allowed as a loss, contributed to the Company by PPG and, in any event, shall not be considered as amounts paid to or for the benefit of Vista in the formation of the Company and shall not impact the Sharing Ratio.

(B)          PPG will contribute to the Company within one hundred twenty (120) days of execution of this Agreement, pursuant to a special warranty deed, the Land.

4.04                        Additional Capital. The Committee may determine from time to time that the Company requires additional capital. At any time that the Committee makes this determination, the Committee shall give written notice to each of the Members stating (A) the aggregate cash balance of the Company as of the date of such notice, (B) the aggregate amount of funds that the Committee reasonably believes is needed by the Company to meet its working capital requirements, (C) the reasons such additional funds are needed, and (D) the amount of each Member’s required additional capital contribution calculated in accordance with the Sharing Ratio. Each Member’s additional capital contribution shall be paid in cash to the Company within thirty (30) days after the date of such notice.

4.05                        Default.

(A)          In the event any Member (the “Non-Contributing Member”) shall fail to timely make in full any capital contribution required to be made by it and the other Member (the “Contributing Member”) makes a substitute contribution, the Sharing Ratio shall be adjusted by the amount of the contribution made by the Contributing Member using the capital balance amounts existing immediately prior to the contribution by the Contributing Member.

(B)          In addition, if a Member makes its capital contribution but does not pay any contribution amount for the Non-Contributing Member or its contribution amount is less than all of the unpaid capital contribution of the Non-Contributing Member, then the Company shall set-off against any distributions (on a cash cost basis) or allocation payable to the Non-Contributing Member an amount equal to the amount of the capital contribution not paid by the Non-Contributing Member (after giving effect to any partial payment of such amount by the Contributing Member) together with interest at the prime rate as quoted by The Chase Manhattan Bank, N.A. from the date such amount was due.

(C)          Each Member hereby acknowledges that (1) the Members are accepting their obligations under this Agreement in reliance upon the several commitments and obligations of the Members hereunder, and (2) the Members’ satisfaction of such commitments and obligations is the basis for determining each Member’s Sharing Ratio in the Company.

4.06                        Interest. No interest shall be paid by the Company on the initial or any additional capital contributions to the Company.

ARTICLE V

COST ALLOCATION AND ADJUSTMENTS

5.01                        Fixed Costs. Vista will pay Fixed Costs commencing on the Start-Up Date based on the following:

(A)          if the Start-Up Date occurs on a day other than the first day of a calendar month, fifty percent (50%) of the Fixed Costs between the Start-Up Date and the last day of the calendar month during which the Start-Up Date occurs;

(B)          during the first year after the Fixed Costs Allocation Date, the lesser of forty-five percent (45%) of the Fixed Costs or Eight Million Eight Hundred Thousand Dollars ($8,800,000);

(C)          during the second year after the Fixed Costs Allocation Date, the lesser of forty-seven and one-half percent (47.5%) of the Fixed Costs or Nine Million Six Hundred Thousand Dollars ($9,600,000);

(D)          during the third year after the Fixed Costs Allocation Date, the lesser of fifty percent (50%) of the Fixed Costs or Ten Million Four Hundred Thousand Dollars ($10,400,000); and

(E)           during the fourth year after the Fixed Costs Allocation Date until the dissolution of the Company, a percentage of Fixed Costs as determined by the applicable Sharing Ratio.

5.02                        Variable Costs. Each month commencing on the Start-Up Date, each Member shall pay to the Company the Variable Costs associated with the proportion of Product produced for that Member during that month which is equal to the total Variable Costs multiplied by the Member’s Production Ratio for the Month.

5.03                        Extraordinary Costs. Extraordinary Costs shall be allocated pursuant to the applicable Sharing Ratio.

5.04                        Cost Adjustments for EDC Inventory. Month to month increases in EDC inventory held by the Company will be allocated to the Members according to the Sharing Ratio. Month to month decreases in EDC inventory held by the Company shall be allocated to the Members according to the Production Ratio for that month. Prior to the Start-Up Date the Committee shall determine the mechanism whereby the Members differences in ethylene, chlorine and production cost arising from an inventory decrease and a difference in the Production Ratio of the Members is reconciled. Such mechanism shall include the payments of credits from one Member to the other for the ethylene, chlorine and the Production Costs used to produce the EDC quantity difference. The ethylene and the chlorine value in this credit adjustment shall be the price paid by Vista for ethylene and chlorine for that month according to the Second Amendment of PPG/Vista Chlorine Sales Contract and the PPG/Vista Services Agreement of equal date herewith.

ARTICLE VI

DISTRIBUTIONS

6.01                        Product Entitlement. From and after the Start-Up Date, each Member shall be entitled to a percentage of the output of Product from the Expanded VCM Plant equal to its Sharing Ratio unless otherwise agreed upon in writing by the Members. Sale or any other disposition of the Product after distribution shall be for the account of each Member and shall not be deemed to be a Company transaction.

6.02                        Estimate. The Operator shall estimate the output of Product from the Expanded VCM Plant and report such estimate to the Members on a basis as determined by the Committee.

6.03                        Product Take. By September 1 of each year, each Member will furnish its best estimates of the annual required quantity of Product from the Expanded VCM Plant for the following year by month and the following four (4) years by year, recognizing that such estimates shall not be treated as a commitment to take. Before the end of each month, each Member will also provide a ninety (90) day forecast of Product to be taken to enable the Operator to schedule shipping activities.

ARTICLE VII

INSURANCE AND CONDEMNATION

7.01                        Insurance Matters Member

(A)          Unless and until the Committee determines otherwise, PPG is designated as the Insurance Matters Member (“IMM”) and as such shall assume responsibility for the purchase of insurance coverage and the administration of the insurance program for the Company. In the event that the Committee designates a new IMM, the Member serving as

IMM shall continue as IMM for the remainder of the calendar year in which the IMM was changed by the Committee. The IMM and other Members shall use their best efforts to comply with responsibilities outlined in this section and in doing so shall incur no liability to the Company or any other Member.

(B)          The IMM shall procure insurance coverage to conform with decisions of the Committee pursuant to Section 3.19 (R).

(C)          The IMM shall freely consult with the other Member from time to time and shall keep it advised of material matters arising in connection with the insurance program. The IMM shall not agree to any changes to the coverage specifications on behalf of the Company without first obtaining the unanimous written consent of the Members.

(D)          Costs shall be shared in the manner prescribed in Article V hereof. Insurance premiums and associated taxes and fees, and claims administration costs shall be considered Fixed Costs. Payments made to satisfy any deductibles or portion thereof applicable under the policies shall be considered Extraordinary Costs.

7.02                        Insurance. As determined by the Committee pursuant to Section 3.19 (R), the following types of insurance shall be effective on the Commissioning Date and shall be maintained in effect at all times thereafter. All insurance required under this Article shall be written on a designated location basis and shall apply solely to the use, operation and maintenance of the Expanded VCM Plant. All insurance policies shall name the Company, each of the Members and the Operator as insureds to the extent their respective interests may appear.

(A)          The Company shall maintain all risk property and boiler and machinery insurance, covering physical loss or damage to the Expanded VCM Plant, including coverage for loss or damage due to fire, explosion, flood, earthquake or collapse, and comprehensive boiler and machinery coverage to include coverage for loss or damage due to electrical malfunction and mechanical breakdown. Such insurance shall cover all property of the Expanded VCM Plant, and shall not include an exclusion for resultant damage caused by faulty workmanship, design or materials. Coverage shall be written on a replacement cost basis for an amount equal to the replacement cost of the Expanded VCM Plant. The policy(s) shall contain an agreed amount endorsement waiving any coinsurance penalty.

(B)          The Company shall maintain comprehensive general liability insurance. Such coverage shall include premises/operations, explosion, collapse and underground hazards coverage, broad form contractual liability coverage, products/completed operations coverage, pollutant/contaminant release and clean-up coverage, broad form property damage coverage, and personal injury coverage.

(C)          The Company shall maintain (1) workers’ compensation insurance satisfying statutory requirements, and (2) employer’s liability insurance, including coverage for occupational disease.

(D)          The Company shall maintain business automobile liability insurance for owned, non-owned and hired vehicles.

(E)           The Company shall maintain excess liability insurance written on a claims made basis in addition to above described coverage with terms and conditions at least as broad as the underlying policies.

(F)           The Company may purchase officer, director and employee insurance pursuant to Section 14.06(H).

All insurance required herein shall be primary without right of contribution of any other insurance carried by or on behalf of either of the Members with respect to its interest in the Expanded VCM Plant. The policies evidencing such insurance shall contain contractual liability endorsements and waivers of subrogation in favor of the Members. Unless otherwise agreed to by the unanimous consent of the Members, insurance proceeds shall be used to replace and restore the Expanded VCM Plant as nearly as possible to the condition prior to the Casualty. Any surplus insurance proceeds shall be allocated pursuant to the Sharing Ratio.

7.03                        Condemnation. Unless otherwise agreed to by the unanimous consent of the Members, the proceeds of any Condemnation award shall be used to replace and restore the Expanded VCM Plant as nearly as possible to the condition prior to the Condemnation.

ARTICLE VIII

INVENTIONS AND TECHNOLOGY

8.01                        Use by Member. Each Member shall have a nonexclusive, royalty-free, irrevocable right to use in its own operations all inventions, including patents and patent applications, and all technology which are conceived or developed by the Company or which are conceived or developed by the Operator in its capacity as Operator subsequent to the effective date of this Agreement. This right to use can be extended by either Member to any of its Affiliates, but except for the provisions of this Section 8.01, may not be sublicensed.

8.02                        Patent Application. The Company shall have the right to file applications for patents at its expense in all countries on all inventions made by the Company. If the Company does not file an application on a particular invention, a Member who voted to file may do so at its own expense and the Company will assist that Member in filing the application and shall assign the application to that Member. Any patent(s) issuing from such an application shall be owned by that Member, with the Company and the other Member having a nonexclusive, royalty-free license, without right of sublicense, thereunder to practice under the claims of such patent(s) in its own or its Affiliates’ operations.

8.03                        Execution of Documents. If any invention owned by the Company arises in whole or in part out of the efforts of employees or consultants of a Member, such Member will take all reasonable steps to have such employees or consultants execute all documents necessary to file such patent applications and to obtain letters patent for such inventions and assign such patents to the Company. Each Member represents that its employees and consultants are or will be obligated by contract to assign to it inventions made by them during their employment.

ARTICLE IX

BOOKS, RECORDS, INVOICES AND ACCOUNTS

9.01                        Maintenance, Inspection of Books and Audit. The Operator shall maintain a complete and accurate set of books and records for the Company in accordance with generally accepted accounting principles and practices for the U.S. chemical industry. Such books and records of the Company shall be kept at such location or locations agreed to by the Committee, and upon reasonable advance notice, may be inspected at any reasonable time by any Member or its Agents during normal business hours. Each of the Members shall have the right and opportunity to examine and inspect at the inspecting party’s expense, during normal business hours, upon reasonable notice to Operator, all books and records of the Company relating to the operation of the Expanded VCM Plant during the term of this Agreement. For the limited purpose of verifying the accuracy of charges submitted by Operator to the Company for services provided, Vista shall have the right to review PPG’s records relating to such charges. To safeguard the confidentiality of PPG’s records, any such audit by Vista of PPG’s records shall be conducted through the use of independent auditors. Neither PPG nor Operator shall be required to keep such books and records for longer than required by the PPG Records Retention Policy. Operator shall make all necessary adjustments required by any such audit or inspection with proper settlement therefor to the Members if and when such adjustments, or any of them, are approved by the Members; provided, however, no adjustment will be made, whether favorable to PPG or Vista, for any reason whatsoever, after four (4) years from the end of the year in which such charge was incurred. Nothing contained in this Agreement shall be construed to require PPG to divulge to the Company or Vista any non-Company records which PPG reasonably deems to be confidential or proprietary.

9.02                        Method of Accounting and Fiscal Year. In the preparation of its financial statements the Company shall employ generally accepted accounting principles consistently applied in a manner as the Accounting Member shall determine. In choosing between acceptable alternative methods of accounting the Accounting Member shall adopt such methods as most closely conform with the methods of accounting employed by the Members. If the methods of accounting employed by the Members differ, the Accounting Member shall select such method or methods which produce the least disparity between the method employed by the Company for financial statement purposes and that employed by a majority of the Members for federal income tax purposes. If no such method or methods exist the good faith determination of the Accounting Member shall be conclusive.

9.03                        Company Financial Statements and Operating Reports. The Operator shall provide to each Member:

(A)                               Within five (5) business days after the end of each calendar month:

(i)                                       operating cost statement

(ii)                                    production yield statement

(iii)                                 raw material & product stock balance

(iv)                                balance sheet

(v)                                   capital expenditure status report

(B)                               Within fifteen (15) business days after the end of each Calendar Quarter, a cash flow statement.

(C)                               Within ninety (90) days after the end of each fiscal year, the audited balance sheet and the related statements of operating cost, cash flow, and Member’s capital setting forth comparative figures for the preceding year and examined by independent certified public accountants selected by the Committee.

9.04                        Cash Account. The Company will maintain, and the Members will fund, the minimum practical cash account required to fund operations. Each of the Members will pay invoices submitted by the Company promptly pursuant to such procedures as may be established by the Committee.

9.05                        Disputes. Disputes regarding invoices shall not relieve either of the Members of its obligation to pay invoices promptly. In the event of such a dispute, the Member disputing the invoice shall pay the invoice, and such payment will be deemed to be with reservation of rights to dispute the amount of the invoice. The Members shall in good faith attempt to resolve the dispute at the accounting department level. If the Members are unable to resolve the dispute, then the Committee shall resolve the dispute.

ARTICLE X

TAX & FINANCIAL ACCOUNTING MATTERS

10.01                 Tax Characterization, Tax Elections and Tax Returns.

(A)                               The Members intend and acknowledge that the Company does not have a majority of corporate characteristics and therefore will be classified under §7701 of the Code as a “partnership” for Federal and Louisiana state income tax purposes and not as an association taxable as a corporation. All provisions of the Articles of Organization and this Agreement are to be construed so as to preserve partnership classification and to avoid classification as an association taxable as a corporation.

(B)                               With Respect To Tax Election:

(1)                                 Pursuant to Code §761(a) and Treasury Reg. §1.761-2, each Member will, and hereby does, elect to exclude the Company from the provisions of Subchapter K of the Code (the “Section 761 Election”). If for any reason the Section 761 Election is revoked or disallowed, the Company will be operated as a partnership for federal and state income tax purposes and the partnership provision of Article X contained in Exhibit B will be effective for the Company.

(2)                                 the Members shall submit to the Internal Revenue Service a request for a ruling: (i) that the Section 761 Election is effective, (ii) that §1031 of the Code shall apply to the formation of the Company and neither Member will recognize gain or loss on the transfer of cash or property to the Company and (iii) that §197(f) (2) of the Code shall apply so that no Member will be deemed to acquire any Section 197 Asset except to the extent, if any, of the adjusted basis of Section 197 Assets in the hands of an exchanging Member. If the Company and its Members do not receive a favorable ruling on their request before the due date (including extensions) of the initial U.S. partnership return for the Company, the Members shall revoke or otherwise abandon the Section 761 Election. In the event such ruling is received before such date, Exhibit B shall not apply to Company operations.

10.02                 Financial Accounting for the Company as Required by the Members.

The Company will establish books of account for the Company and will prepare such financial reports and statements as directed by the Members. Such books of account and financial statements shall reflect the investment of the Members in the Company and shall account for all Fixed Costs and Variable Costs of the Company as contemplated by this Agreement.

10.03                 Allocations of Expenses and Costs to Members.

(A)                               Except as otherwise provided, expenses and costs of the Company shall be determined and charged to the Members in accordance with the Budgets authorized by the Members. Subject to the provisions of this Section 10.03, any item of income, gain, loss or expense of the Company shall be shared by the Members in accordance with each Member’s respective Sharing Ratio in effect at the time the item is accrued for financial statement purposes.

(B)                               Each Member will undertake to account for its proportionate share of the assets, liabilities or expenses of the Company in a manner consistent with this Agreement and with any rulings received from the United States Treasury Department. Should a

Member determine to report its investment or participation in the Company in a manner inconsistent with any tax ruling or this Agreement, such Member will notify the other Members.

10.04                 Allocation for Federal Income Tax Purposes.

The Members acknowledge and agree that for federal and state income tax purposes each Member will be treated as owning an undivided interest in each asset or liability of the Company in accordance with the Sharing Ratio. The basis of each Member in such assets will reflect the federal income tax basis of the property contributed to the Company and the amount of any increase or decrease in the basis of each Member’s investment in the Company as determined for federal income tax purposes.

10.05                 Tax Matters.

(A)                               The Operator is designated as the Tax and Financial Accounting Matters Member (“Accounting Member”). The Accounting Member and the other Members shall use their best efforts to comply with responsibilities outlined in this Section and in the Code and in doing so shall incur no liability to any other Member. Notwithstanding the Accounting Member’s obligation to use its best efforts in the fulfillment of its responsibilities, the Accounting Member shall not be required to incur any expenses for the preparation for or pursuance of administrative or judicial proceedings, unless the Members agree on a method for sharing such expenses.

(B)                               The Accounting Member shall prepare and file all required federal, state, and local Company tax returns, including all sales, use and other excise tax returns. In preparing such returns the Accounting Member shall use its best efforts and in doing so shall incur no liability to any other Member with regard to such returns. Upon the request of any Member, the Accounting Member shall submit to such Member a copy of the tax returns for review.

(C)                               The Accounting Member shall keep all Members informed of any significant administrative or judicial proceedings involving the Company.

(D)                               Any Member intending to commence any judicial action with respect to any Company item or to other tax matters involving the Company, shall notify the other Member, prior to such filing, of the nature of the contemplated proceeding. In the case where the Accounting Member is the Member intending to file or commence such action, such notice shall be given within a reasonable time to allow the other Members to participate in the choosing of the forum in which such action will be filed if the action has any material direct or indirect consequences to the other Members. If the Members do not agree on the appropriate forum, the Accounting Member shall choose the forum. If a Member intends to seek review of any court decision rendered as a result of such a proceeding, such Member shall notify the other Member prior to seeking such review.

10.06                 Transfers.

Transfers of a Member’s ownership interest in the Company shall be governed by this Agreement. A Member transferring its interest, or any part thereof, shall notify the Accounting Member in writing within two weeks of such transfer.

10.07                 Notices.

All correspondence or notice relating to any tax or accounting matter for the Company shall be forwarded to the Accounting Member. So long as PPG serves as Accounting Member, notices shall be forwarded to:

PPG Industries, Inc.

One PPG Place

Pittsburgh, PA 15272

Attention: Tax Department

ARTICLE XI

DISSOLUTION AND LIQUIDATION

11.01                 Dissolution. Dissolution of the Company shall be governed by the Act. Notwithstanding the foregoing, any remaining Member(s) shall have the right to continue the Company upon the death, insanity, interdiction, withdrawal, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in the Company, and the Company shall continue so long as all remaining Member(s) agree(s) to continue the Company within ninety (90) days after such termination event with respect to a Member, and the surviving Entity shall thereafter be the “Company”. The remaining Member(s) may establish and effectuate a plan by which the Company merges with or into another Entity pursuant to the

Act or other applicable Law. A sole remaining Member may elect to continue the business of the Company as a sole proprietorship.

ARTICLE XII

RIGHT OF FIRST REFUSAL; SALE/PURCHASE OPTION

12.01                 Right of First Refusal.

(A)                               No Member shall sell any or all of its ownership interest in the Company until five (5) years after the Start-Up Date. If a Member who is not in default under this Agreement (the “Seller”) shall receive a bona fide written offer on or after the fifth (5th) anniversary of the Start-Up Date from a Person other than an Affiliate of the Seller (the “Third Person”) for the purchase of any or all of the Seller’s interest in the Company (the “Seller’s Interest”) at a price and under terms and conditions acceptable to the Seller, then the Seller shall (1) notify the other Member (the “Non-Selling Member”) and the Company of the Third Person’s offer, setting forth in reasonable detail the terms and conditions of the offer and identifying the Third Person, its principals and affiliates (the “Seller’s Notice”); and (2) give a right of first refusal to the Non-Selling Member to purchase the Seller’s Interest on the same terms and conditions as are set forth in the Third Person’s offer.

(B)                               Except as otherwise provided in Section 12.01(C), the Non-Selling Member shall respond in writing to the Seller’s Notice within thirty (30) days of receipt stating whether it wishes to exercise its right of first refusal. If the Non-Selling Member does not respond to the Seller’s Notice within such thirty (30) day period, then the Non-Selling Member shall be conclusively presumed to have chosen not to exercise its right of first refusal and the Seller may proceed with the sale of the Seller’s Interest to the Third Person pursuant to the terms set forth in the Seller’s Notice.

(C)                               f the Non-Selling Member elects to exercise its right of first refusal and so notifies the Seller pursuant to Section 12.01(B), then such Non-Selling Member shall purchase and the Seller shall sell the Seller’s Interest pursuant to the terms and conditions set forth in the Seller’s Notice. The closing of such sale shall be held at a time and place to be determined by the Parties; provided, however, that the closing must occur by the later of the date of closing specified in the Seller’s Notice or ninety (90) days after the Non-Selling Member gives notice of its election to purchase the Seller’s Interest; and provided further, that the closing shall be subject to any delay caused by the (1) failure of the Seller, the Non-Selling Member or the Company to obtain, despite their mutual reasonable efforts, all necessary consents and approvals; or (2) existence of any injunctive or other action undertaken by any Person which may prevent the consummation of such purchase.

(D)                               If the Third Person’s offer provides for consideration other than cash or an obligation to pay cash in the future (“Unique Consideration”), the Seller and Non-Selling Member shall agree to an amount of cash in lieu of the Unique Consideration within thirty (30) days of the date of the Seller’s Notice. If the Non-Selling Member and the Seller cannot reach an agreement in regard to the cash value of the Unique Consideration within such period, then the Seller and Non-Selling Member shall each select a qualified appraiser. The appraisers shall each report in writing the results of their appraisals of the Unique Consideration within sixty (60) days of Seller’s Notice. The cash value of the Unique Consideration shall be the average of the cash value assigned to the Unique Consideration by the appraisers. The fees of each of the appraisers shall be borne by the party by whom they were retained. Within ten (10) days of receipt of the cash valuation of the Unique Consideration as determined pursuant to this Section 12.01(D), the Non-Selling Member may notify the Seller in writing that it no longer wishes to purchase the Seller’s Interest and, in such an event the Non-Selling Member will have no further obligation to the Seller, and the Seller may proceed with the sale of the Seller’s Interest to the Third Party pursuant to the terms of the Seller’s Notice.

(E)                                During any periods of negotiation between Seller and either the Non-Selling Member or a Third Person, Sections 12.02 and 12.03 are suspended and may not be invoked by either Member.

(F)                                 Upon the closing of the sale of the Seller’s Interest to the Third Person pursuant to the terms of the Seller’s Notice, the Third Person shall become a Member of the Company and shall execute a duplicate of this Agreement, and certain Ancillary Agreements, in each case as earlier amended to reflect the inclusion of the new Member, and shall have all of the rights and obligations of a Member herein and therein. No sale of the Seller’s Interest shall relieve Seller of its obligations under Article XIV.

12.02                 Good Faith Negotiations. Beginning five (5) years after the Start-Up Date, either Member (the “Initiating Member”) may offer, in writing, to enter into good faith negotiations with the other Member (the “Receiving Member”) for the sale of the Initiating Member’s full or partial share of the Company. Upon receipt of such an offer, the Receiving Member shall enter into good faith negotiations with the Initiating Member for a period of not less than ninety (90) days. If the Members are unable to reach an agreement within this period, the Initiating Member shall be free to sell for a period of ninety (90) days after the negotiating period to a third Person. During the ninety (90) day good faith negotiating period and for ninety (90) days thereafter, Sections 12.01 and 12.03 shall be suspended. Such sale to the third Person shall be for the same ownership percentage offered to the Receiving Member at a price and under terms and conditions no less favorable than were offered to the Receiving Member. If the Initiating Member enters into a letter of intent with a third Person within ninety (90) days after the negotiating period, Sections 12.01 and 12.03 will remain suspended for an additional one hundred eighty (180) days to allow completion of any sale of interest.

12.03                 Option.

(A)                               At any time after the fifth (5th) anniversary of the Start-Up Date, each Member shall have the option to purchase all of the other Member’s ownership interest in the Company by submitting an offer (“Offer”) to the other Member. Within ninety (90) days after the date of the Offer, the other Member (the “Non-Offering Member”) shall either (1) agree to sell the Non-Offering Member’s ownership interest in the Company to the Offering Member pursuant to the terms and conditions of the Offer; or (2) agree to purchase the Offering Member’s ownership interest in the Company pursuant to equivalent terms and conditions as set forth in the Offer.

(B)                               The closing date of the above-described transaction shall be within ninety (90) days of the date the Offer was made (the “Option Closing Date”) provided, however, that the closing shall be subject to any delay caused by the (1) failure of the Members or the Company to obtain, despite reasonable efforts, all necessary consents and approvals; or (2) existence of any injunctive or other action undertaken by any Governmental Authority which may prevent the consummation of such transaction. During any negotiations under this Section, Sections 12.01 and 12.02 are suspended and may not be invoked by either party.

12.04                 Exceptions. Nothing set forth in Sections 12.01, 12.02, or 12.03 shall prohibit the following from taking place at any time:

(A)                               PPG shall be permitted to sell substantially all of the PPG Chemicals Complex including, without limitation, PPG’s ownership interest in the Company;

(B)                               PPG shall be permitted to sell substantially all of its assets including, without limitation, PPG’s ownership interest in the Company with respect to its chlor-alkali and derivatives business;

(C)                               Vista shall be permitted to sell substantially all of its assets including, without limitation, Vista’s ownership interest in the Company with respect to its PVC resin and VCM business; or

(D)                               Vista shall be permitted to transfer substantially all of its assets including, without limitation, Vista’s ownership interest in the Company with respect to its PVC resin and VCM business to any subsidiary of RWE-DEA or to an Affiliate of RWE-DEA. Such subsidiary shall be permitted to sell all or part of its stock pursuant to public or private stock offerings.

ARTICLE XIII

DISPUTE RESOLUTION

13.01                 Negotiations. If any dispute to this Agreement arises between the Members, the Members will first enter into good faith negotiations to resolve the dispute in a commercially reasonable manner. The negotiations will be held by representatives of each Member who have the authority to settle any claims arising out of the dispute.

13.02                 Mediation. (A) If the dispute cannot be resolved through good faith negotiations, the matter shall immediately be referred to the respective senior management of each Member for mediation. Representatives shall be officers of each Member. Such mediation shall be non-binding and without prejudice and shall provide the Members with an opportunity to fully explore an amicable resolution of the subject dispute without the expense, delay and disruption of traditional litigation.

(B)                               All discussions and deliberations are considered settlement negotiations and may not be offered as evidence in any litigation or other proceedings.

(C)                               Mediation discussions shall be conducted pursuant to procedures mutually agreed upon by the Members.

(D)                               No arbitration procedures pursuant to Section 13.03 shall commence until completion of these mediation efforts. If either Member believes that progress is not being made, the Member may give the other Member notice of its intention to arbitrate pursuant to Article 13.03. No arbitration may commence concerning the matter in dispute until thirty (30) days have elapsed from the sending of the notice of intention to arbitrate.

13.03                 Arbitration. If a dispute cannot be resolved through good faith negotiation or mediation pursuant to Section 13.01 or Section 13.02, the dispute will be submitted for resolution by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Louisiana Arbitration Law, La. R.S. 9.4201 et seq. The arbitrators will apply the laws of the State of Louisiana to resolve the dispute. The arbitration will take place in Houston, Texas, no later than one hundred twenty (120) days after a request for arbitration is filed by a Member with the American Arbitration Association. Judgement upon an arbitration award may be entered in any court having jurisdiction. This arbitration provision will survive the termination of the Agreement and the dissolution of the Company.

ARTICLE XIV

INDEMNIFICATION

14.01                 PPG’s Indemnity. PPG will indemnify, defend and hold harmless the Company and the Vista Indemnified Parties from and against any and all Claims, whether for property damages, personal injury, governmental fines, penalties (including, without limitation, for the violation of operating permits), environmental or natural resources damages or liabilities (including remedial liabilities), exemplary or punitive damages or otherwise to the extent such Claims arise out of, result from or are attributable to:

(A)                               operation of the Lake Charles Complex including, without limitation, the Existing VCM Plant and the design and construction of the Expanded VCM Plant, in each case prior to the Commissioning Date;

(B)                               any representation or warranty of PPG contained herein which was false when made;

(C)                               the willful breach of any covenant or other promise of PPG contained herein;

(D)                               PPG Parties’ gross negligence; willful misconduct; wanton or reckless disregard for public safety; or intentional acts or omissions, the harmful consequences of which were intended, consciously desired, or were known to be substantially certain to follow from those acts or omissions;

(E)                                the transportation, sale, exchange or use of VCM distributed to PPG by the Company after the Point of Delivery; or

(F)                                 the Company’s or the Company’s employees’, agents’ or servants’ gross negligence; willful misconduct; wanton or reckless disregard for public safety; or intentional acts or omissions, the harmful consequences of which were intended, consciously desired or were known to be substantially certain to follow from those acts or omissions; provided that PPG shall have no liability under this Section 14.01(F) unless it has been determined pursuant to Article XIII that such Company liability is based on or attributable to the PPG Parties’ gross negligence; willful misconduct; wanton or reckless disregard for public safety; or intentional acts or omissions, the harmful consequences of which were intended, consciously desired, or were known to be substantially certain to follow from those acts or omissions;

The indemnities provided in this Section 14.01 shall survive dissolution of the Company, any successor thereto, and termination of this Agreement Any determination of liability of PPG under Section 14.01(D) and of the Company under Section 14.01(F), by a court of competent jurisdiction after all appeals have been exhausted shall be reviewed pursuant to Article XIII, in order to determine whether the damages based on liability under Sections 14.01(D) and/or (F) should be treated as such liability for the purposes of this Agreement. The mediation or arbitration shall compare the action, inaction, policy or procedure which gave rise to the finding of liability under Sections 14.01(D) and/or (F) to the common practices in the VCM manufacturing business including, but not limited to, Vista’s VCM manufacturing facilities and, if there is a determination of liability under Section 14.01(F)against the Company, shall determine whether such finding is based on or attributable to the PPG Parties gross negligence; willful misconduct; wanton or reckless disregard for public safety; or intentional acts or omissions, the harmful consequences of which were intended, consciously desired, or were known to be substantially certain to follow from those acts or omissions. If the action, inaction, policy or procedure which was the basis for the finding of liability under Section 14.01(D) or (F) was in conformity with the common practices in the VCM manufacturing business or was not attributable to PPG as set forth above, then PPG shall have no obligation under Section 14.01(D) or (F).

In addition, PPG shall have no liability under Section 14.01(D) or (F) if the action, inaction, policy or procedure which resulted in liability under Section 14.01(D) or (F) had been approved by the Committee. Furthermore, PPG shall not have liability under Section 14.01(D) or (F) to the extent such liability under Section 14.01(D) or (F) was contributed to by the Vista Indemnified Parties.

To the extent indemnities are provided pursuant to this Section 14.01 and, except for procedures allowed under Article XIII, PPG shall not have a right of recovery against the Company or the Vista Indemnified Parties in connection with the event or act which is the subject of the indemnity.

14.02                 Environmental.

(A)                               PPG acknowledges that pollution or contamination exists on the Lake Charles Complex which are attributable to operations prior to the Closing Date of this Agreement and that contamination will continue to exist as of the Commissioning Date. For the purposes of indemnification and apportionment of environmental liabilities among PPG, the Company and the Vista Indemnified Parties after the Commissioning Date, it shall be presumed that any pollution or contamination found on the Company’s Property after the Commissioning Date is attributable to operations prior to the Commissioning Date and is thereby covered by PPG’s Indemnity contained in Section 14.01, unless PPG can clearly demonstrate that the pollution or contamination had not occurred as of the Commissioning Date or is attributable to a specific operation or event that occurred after the Commissioning Date at the Expanded VCM Plant.

(B)                               To minimize the potential for contamination from operations of the Expanded VCM Plant, PPG shall modify or replace the following Existing VCM Plant facilities and equipment prior to the Commissioning Date:

(1)                                 the sewer system in accordance with plans and specifications previously approved as PPG Project No. P-4593; and

(2)                                 Furnace Feed Tanks 1, 2, and 3; DH Bottoms Tanks 1, 2, and 3; Crude EDC Tanks 1, 2 and 3; and DH Feed Tank to provide for leak detection and collection.

If PPG fails to complete the modification(s) or replacement(s) of the above specified facilities prior to the Commissioning Date, PPG shall retain all liabilities and costs associated with their operation, modification or replacement between the Commissioning Date and the date the modification(s) or replacement(s) are completed. PPG shall provide Vista with an opportunity to review and comment on the engineering reports, plans and specifications prior to commencing construction of the modification(s) or replacement(s).

(C)                               PPG acknowledges that the following Existing VCM Plant facilities are designated “solid waste management units” under Hazardous Waste Permit No. LAD008086506 and are subject to corrective action requirements under the Hazardous and Solid Waste Amendments of 1984 to the Resource Conservation and Recovery Act of 1976: the VCM II Separator Site and the BAT (“Best Available Technology”) Metals Removal Sump Site. If required by Law, PPG shall assume all costs of closure, post-closure care, replacement, modification, investigation, and remediation of the above-described facilities before or after the Commissioning Date.

(D)                               Subject to the presumption stated in Section 14.02(A) hereof, the Company shall assume liability for costs associated with investigating and remediating pollution or contamination attributable to the Company’s operations after the Commissioning Date, unless such pollution or contamination is caused by acts, omissions or operations of PPG Parties occurring or located off the Company’s Property but within the PPG Chemicals Complex; provided that, the Company shall only be liable for the costs of investigating and remediating such pollution or contamination which exceed the costs that are incurred investigating and remediating pollution or contamination attributable to operations occurring prior to the Commissioning Date.

14.03                 Toxic Tort/Product Liability Claims. PPG will indemnify, defend and hold harmless the Company and the Vista Indemnified Parties from and against all Claims arising from employment with PPG or its Affiliates for personal injury caused by or alleged to have resulted from exposure to chemicals (including, without limitation, toxic tort Claims), or based on product liability, which are brought by or on behalf of:

(A)                                         Former Employees; or

(B)                                         Current Employees at the PPG Chemicals Complex who have not performed services at the Expanded VCM Plant provided, however, that this Section 14.03(B) shall not apply to Claims of such Current Employees for personal injury or product liability for acute health effects to such Current Employees which are attributable to specific operations or events that occur at the Expanded VCM Plant after the Commissioning Date; or

(C)                                         Current Employees at the Expanded VCM Plant who performed services for PPG Parties prior to January 1, 1982, including Claims based on or alleged to be based on the sole and/or concurrent negligence of the Company and/or the Vista Indemnified Parties; provided, however, that this Section 14.03(C) shall not apply to Claims for personal injury or product liability for acute health effects to Current Employees at the

Expanded VCM Plant which are attributable to specific operations or events that occur at the Expanded VCM Plant after the Commissioning Date; or

(D)                                         Current Employees at the Expanded VCM Plant who have performed services for PPG Parties at facilities other than the Expanded VCM Plant; provided, however, that the indemnities provided pursuant to this Section 14.03(D) shall not apply to Claims by Current Employees at the Expanded VCM Plant for personal injury and/or product liability for acute health effects which are attributable to a specific operation or event that occurs at the Expanded VCM Plant after the Commissioning Date; provided, however, that the indemnities provided in this Section 14.03(D) shall be offset by a reimbursement to be made by the Company to PPG for the Company’s proportional share of the costs of defense, settlement or judgment in connection with the Claims according to a ratio, the numerator of which is the total time the Current Employees’ time has been charged to the Expanded VCM Plant’s operations and the denominator of which is the total length of time the Current Employee has been employed by the Company, PPG or its Affiliates, in each case as of the date that the last incident or exposure giving rise to the Claim occurred.

It is intended that, to the extent indemnities are provided pursuant to this Section 14.03, PPG shall not have a right of recovery against the Company or the Vista Indemnified Parties in connection with the event or act which is the subject of the indemnity.

14.04                 Vista’s Indemnity. Except as provided in Sections 14.01 through 14.03, Vista will indemnify, defend and hold harmless the Company and the PPG Indemnified Parties from and against any and all Claims arising on or after the Commissioning Date whether for property damages, personal injury, governmental fines or penalties (including, without limitation, for the violation of operating permits), environmental or natural resources damages or liabilities (including remedial liabilities), exemplary or punitive damages or otherwise to the extent such Claims arise out of, result from or are attributable to:

(A)                               any representation or warranty of Vista contained herein which was false when made;

(B)                               the willful breach of any covenant or other promise of Vista contained herein;

(C)                               Vista Parties’ gross negligence; willful misconduct; wanton or reckless disregard for public safety; or intentional acts or omissions, the harmful consequences of which were intended, consciously desired, or were known to be substantially certain to follow from those acts or omissions; or

(D)                               the transportation, sale, exchange or use of VCM distributed to Vista by the Company after the Point of Delivery; provided, however, that the indemnities provided in this Section 14.04 (D) shall apply to Claims arising out of, resulting from or attributable to transportation of VCM prior to the Point of Delivery in the event such claims are attributable to railcar failure due to structural defects, system failure, improper railcar maintenance, or failure to comply to standards applicable to railcars transporting VCM.

The indemnities provided in this Section 14.04 shall survive dissolution of the Company, any successor thereto, and termination of this Agreement Any determination of Vista’s liability under Section 14.04(C), as determined by a court of competent jurisdiction after all appeals have been exhausted, shall be reviewed pursuant to Article XIII, in order to determine whether the damages based on Vista’s liability under Section 14.04(C) should be treated as such liability for the purposes of this Agreement. The mediation or arbitration shall compare the action, inaction, policy or procedure which gave rise to the finding of liability under Section 14.04(C) to the common practices in the VCM manufacturing business including, but not limited to, Vista’s VCM manufacturing facilities. If the action, inaction, policy or procedure which was the basis for the finding of liability under Section 14.04(C)was in conformity with the common practices in the VCM manufacturing business, then Vista shall have no obligation under Section 14.04(C).

In addition, Vista shall have no liability under Sections 14.04(C) and (D) if the action, inaction, policy or procedure which resulted in liability under Sections 14.04(C) and (D) had been approved by the Committee. Furthermore, Vista shall have not have liability under Section 14.04(C) and (D) to the extent such liability under Section 14.04(C) and (D) was contributed to by PPG Indemnified Parties.

To the extent indemnities are provided pursuant to this Section 14.04 and except for the procedures allowed under Article XIII, Vista shall not have a right of recovery against the Company or the PPG Indemnified Parties in connection with the event or act which is the subject of the indemnity.

14.05                 The Company’s Indemnity. Except as provided in Sections 14.01 through 14.04, the Company will indemnify, defend and hold harmless the PPG Indemnified Parties and the Vista Indemnified Parties from and against any and all Claims arising on or after the Commissioning Date whether for property damages, personal injury, governmental fines or penalties (including, without limitation, for the violation of operating permits), environmental or natural resources damages or liabilities (including remedial liabilities), or otherwise relating to the operation of the Company to the extent such Claims arise out of, result from or are attributable to:

(A)                               Vista Parties’ sole and/or concurrent negligence, or strict liability;

(B)                               PPG Parties’ sole and/or concurrent negligence, or strict liability; or

(C)                               The Company’s sole and/or concurrent negligence, or strict liability.

To the extent indemnities are provided pursuant to this Section 14.05, it is intended that the Company shall not have a right of recovery against the PPG Indemnified Parties or the Vista Indemnified Parties in connection with the event or act which is the subject of the indemnity. Additionally, it is intended that the indemnities provided in this Section 14.05 shall address all liabilities not otherwise addressed pursuant to this Article XIV.

14.06                 Indemnification of Management

(A)                               Subject to Section 14.06(C), the Company shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a member of the Committee or director, officer, employee or agent of the Company; or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(B)                               Subject to Section 14.06(C), the Company shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a member of the Committee or a director, officer, employee or agent of the Company; or is or was a director or officer of the Company serving at the request of the Company as a director, officer employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise; against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company unless, and only to the extent that, a court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(C)                               Any indemnification under this Section 14.06 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the members of the Committee, director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 14.06(A) or Section 14.06(B), as the case may be. Such determination shall be made by the voting members of the Committee by a unanimous vote of voting members who were not parties to such action, suit or proceeding; or if such a vote is not obtainable or, even if obtainable the disinterested voting members so direct, by independent legal counsel in a written opinion. To the extent, however, that a member of the Committee, a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

(D)                               For purposes of any determination under Section 14.06(C), a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, to not have had reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company, or on information supplied to him by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. The provisions of this Section 14.06(D) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 14.06(A) or 14.06(B), as the case may be.

(E)                                Notwithstanding any contrary determination in the specific case under Section 14.06(C), and notwithstanding the absence of any determination thereunder, any member of the Committee, any director, officer, employee, agent or servant may apply to any court of competent jurisdiction in the State of Louisiana for indemnification to the extent otherwise permissible under Sections 14.06(A) and 14.06(B). The basis of such indemnification by a court shall be a determination by such court that indemnification of the member of the Committee, director, officer, employee, agent or servant is proper in the circumstances because he has met the applicable standards of conduct set fort in Sections 14.06(A) or 14.06(B), as the case may be. Neither a contrary determination in the specific case under Section 14.06(C) nor the absence of any determination thereunder shall be a defense to such an application or create a presumption that the member of the Committee, director, officer, employee, agent or servant seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 14.06(E) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the member of the Committee director, officer, employee, agent or servant seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(F)                                 Expenses incurred by a member of the Committee, director, officer, employee, agent or servant in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such member of the Committee, director, officer, employee, agent or servant to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 14.06.

(G)                               The indemnification and advancement of expenses provided by or granted pursuant to this Section 14.06 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other agreement, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 14.06(A) and 14.06(B) shall be made to the fullest extent permitted by law. The provisions of this Section 14.06 shall not be deemed to preclude the indemnification of any person who is not specified in Section 14.06(A) or 14.06(B) but whom the Company has the power or obligation to indemnify under the provisions of the laws of the State of Louisiana, or otherwise.

(H)                              The Company may purchase and maintain insurance on behalf of any person who is or was a member of the Committee, director, officer, employee, agent or servant of the Company, or is or was a member of the Committee, director or officer of a company serving at the request of the Company as a director, officer, employee, agent or servant of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of this Section 14.06.

(I)                                   For purposes of this Section 14.06, references to “the Company” shall include, in addition to the resulting Company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify the members of its Committee, directors, officers, employees, agents or servants, so that any person who is or was a member of its Committee, director, officer, employee, agent or servant of such constituent company, or is or was a director or officer of such constituent company serving at the request of such constituent company as a director, officer, employee, agent or servant of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article XIV with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued. For purposes of this Section 14.06, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a member of the Committee, director, officer, employee, agent or servant of the Company which imposes duties on, or involves services by, such member of the Committee, director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 14.06.

(J)                                   The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 14.06 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a member of the Committee, director, officer, employee, agent or servant and shall inure to the benefit of the heirs, executors and administrators of such a person.

(K)                              Notwithstanding anything contained in this Section 14.06 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by

Section 14.06(E) hereof), the Company shall not be obligated to indemnify any member of the Committee, director, officer, employee, agent or servant in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Committee.

14.07                 Miscellaneous. Except as provided under Section 14.03, where liability is adjudged by a court of competent jurisdiction against the Company and one or more of the Members and the court does not allocate liability among the parties, the parties shall allocate liability based upon a review of all factors specific to that Claim including, without limitation, (A) the length of time of exposure after the Commissioning Date compared to the length of time exposure is alleged to have occurred prior to the Commissioning Date, (B) the types of chemicals to which the claimant was exposed, and (C) the pre- and post-Commissioning Date levels of exposure. For purposes of allocating liability, the procedures set forth in Article XIII shall be used by the parties. The persons or arbitrators allocating liability pursuant to Article XIII shall allocate such liability consistent with the intent of this Article XIV.

14.08                 Damage Limitation. UNLESS OTHERWISE PROVIDED FOR IN THIS ARTICLE XIV, IN NO EVENT SHALL A MEMBER OR THE COMPANY BE LIABLE TO ANOTHER MEMBER OR THE COMPANY, THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SERVANTS FOR ANY INCIDENTAL, SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES INCLUDING, WITHOUT LIMITATION, THOSE WHICH ARE ATTRIBUTABLE TO OR CLAIMED AS A RESULT OF PROPERTY DAMAGE, PERSONAL INJURY, WRONGFUL DEATH AND/OR BREACH OF CONTRACT, EVEN IF SUCH DAMAGES ARE CAUSED BY A MEMBER’S OR THE COMPANY’S WILLFUL CONDUCT, SOLE OR CONCURRENT GROSS NEGLIGENCE, SOLE OR CONCURRENT NEGLIGENCE, OR SOLE OR CONCURRENT NEGLIGENCE PER SE. THIS SECTION SHALL NOT APPLY TO CLAIMS THAT ORIGINATED WITH THIRD PARTIES AGAINST EITHER OF THE MEMBERS OR THE COMPANY.

ARTICLE XV

RAILCARS

Prior to the Start-Up Date, PPG shall present to Vista for Vista’s review, forty-five (45) railcars, each in good working order and capable of hauling ninety (90) tons of VCM. Within sixty (60) days of the Start-Up Date, Vista shall have the right to purchase, in Vista’s sole discretion, any or all of the forty-five (45) railcars presented to Vista. After a railcar is delivered to and accepted by Vista, Vista shall pay PPG Five Thousand Four Hundred Twenty-Two Dollars ($5,422.00) for each railcar so purchased by Vista.

ARTICLE XVI

GOVERNMENTAL APPROVAL

16.01         Hart-Scott-Rodino Approval.  Both Members may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to make certain informational filings with the Federal Trade Commission (“FTC”) and/or the Antitrust Division of the Department of Justice (“DOJ”). If the FTC and/or DOJ (A) restrains or prohibits the consummation of the transactions described in this Agreement; (B) restrains or prohibits the ownership or operation of the Company by either Member, or (C) requires any Member or its Affiliates to dispose of or to hold separate all or any material portion of the business or assets of the Member including, but not limited to, their interest in the Company, then the Member restrained or prohibited by the FTC and/or DOJ, as described in subsection (A), (B) and (C) above, shall have the right to terminate this Agreement. In the event of termination by a Member due to a restraint or prohibition as described in subsection (A), (B) and (C) above, the Members shall allocate costs incurred prior to the date of termination pursuant to Section 3.11 of the Engineering and Construction Management Agreement. In the event that all issues raised by the FTC and/or DOJ in connection with the transactions contemplated herein have not been resolved by March 31, 1996, either Member may terminate this Agreement and the Members shall allocate costs incurred prior to the date of termination pursuant to Section 3.11 of the Engineering and Construction Management Agreement.

16.02         Permits.  In the event that a permit or other approval of a Governmental Authority necessary for the Company to fully perform the purpose of the Company cannot be obtained, then the Members shall allocate the costs of the Company prior to the date in which the Company determines that it cannot obtain such permit or approval pursuant to Section 3.11 of the Engineering and Construction Management Agreement.

ARTICLE XVII

REPRESENTATIONS AND WARRANTIES

17.01                 Representations and Warranties by the Members.  Each of the Members hereby represents and warrants to, and covenants with the other Member, as follows:

(A)                               such Member is a corporation duly organized and validly existing under the laws of its state of organization and is in good standing in such jurisdiction. Such Member is qualified to do business and is in good standing as a foreign corporation in any other jurisdiction where the failure to be so qualified or in good standing would have a material adverse impact on the business or financial condition of the Company;

(B)                               such Member has the full right, power and authority to enter into this Agreement and the Ancillary Agreements and will at all times have the full power and authority to perform its obligations under this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by it, and this Agreement and the Ancillary Agreements constitute its valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other Laws affecting creditors’ rights generally, or equitable principles, whether applied in a proceeding in equity or Law;

(C)                               such Member is not, nor at any time will it be, a party to any contract or other arrangement of any nature that will materially interfere with its full, due and complete performance of this Agreement and the Ancillary Agreements.

(D)                               there is no litigation or proceeding pending nor, to the best of such Member’s knowledge and belief, is any investigation pending or litigation, proceeding, or investigation threatened involving such Member which could, if adversely determined, materially and adversely affect the operation or financial condition of the Member or the performance of such Member’s obligations under this Agreement and the Ancillary Agreements.

(E)                                such Member is not, nor at any time will it be, in violation of any existing Law by entering into and undertaking the performance of this Agreement and the Ancillary Agreements referenced herein; and

(F)                                 such Member has full rights in, and complete and unencumbered title to, the assets conveyed by it to the Company.

ARTICLE XVIII

ANCILLARY AGREEMENTS; RIGHTS-OF-WAY;

LEASE; AND LICENSE

18.01                 Ancillary Agreements.  As of the date of this Agreement, PPG, Vista and/or the Company have executed the following additional agreements (“Ancillary Agreements”):

(A)                               Second Amendment of PPG-Vista Chlorine Sales Contract;

(B)                               Amendment to Chlorinated Bottoms Feedstock Agreement;

(C)                               Chlorinated Bottoms Feedstock Agreement;

(D)                               PPG/Vista Services Agreement;

(E)                                Engineering and Construction Management Agreement;

(F)                                 EVC Technology Agreement;

(G)                               Manufacturing and Services Agreement;

(H)                              PPG Technology License Agreement;

(I)                                   Confidentiality Agreement;

(J)                                   VCM Toll Processing Agreement; and

(K)                              Vista Technology License Agreement.

18.02                 EVC License.  Prior to execution of this Agreement, European Vinyls Corporation (Holdings) B.V. (“EVC”), PPG and Vista have entered into the EVC Technology Agreement. Pursuant to the EVC Technology Agreement, the Company shall have the right to use EVC technology licensed to Vista and PPG.

18.03                 Company Rights-of-Way.  (A)  Within one hundred twenty (120) days of the execution of this Agreement, PPG will grant to the Company those utility rights-of-way, roadway rights-of-way and pipeline rights-of-way as more fully set forth on Exhibit D and, pursuant to mutually agreeable terms and conditions, at the Company’s request in the future, PPG will grant all other easements, access right, servitudes, rights of use, or rights-of-way necessary and useful for the operation of the Expanded VCM Plant for the production of VCM provided that, to the extent any easement, access right, servitude or right-of-way of any sort, is granted by PPG pursuant to this Section, any other Section of this Agreement or any of the Ancillary Agreements for the transport of chlorine, ethylene dichloride or anhydrous hydrogen chloride across any portion of PPG’s property, the Company agrees not to build improvements on or otherwise exercise such rights-of-way, easements, servitudes or access rights unless and until all of the following conditions have been satisfied:

(1)                                 the PPG Chemicals Complex has been acquired by a Person other than a PPG Affiliate directly or through the sale of more than fifty percent (50%) of the stock of PPG or a PPG affiliate owning the PPG Chemicals Complex, and

(2)                                 Vista has been unable to secure a chlorine supply agreement with the Person who is acquiring the PPG Chemicals Complex with pricing and under terms and conditions and rights-of-way provisions acceptable to Vista, after reasonable efforts and good faith negotiations on the part of Vista, prior to closing of the sale of the PPG Chemicals Complex by PPG.

(B)                               PPG reserves the right to reasonably specify, after consultation with the Company, the location and relocation of any such rights-of-way, easements, servitudes, rights of use, and access rights. Any reasonable expense incurred in relocating improvements on such relocated rights-of-way, easements, servitudes and access rights shall be borne by PPG.

(C)                               The Company shall indemnify, defend and hold harmless the PPG Indemnified Parties from and against any and all Claims, whether for property damages, personal injury, governmental fines, penalties (including, without limitation, for the violation of operating permits), environmental or natural resource damages or liabilities (including remedial liabilities), exemplary or punitive damages or otherwise, to the extent such Claims arise out of, result from or are attributable to the Company’s construction, ownership, maintenance, repair or replacement of any facilities under this Section or the exercise of any rights pursuant to this Section.

(D)                               Any rights granted by the Section shall be used by the Company solely in connection with the operation of the Expanded VCM Plant for the production of VCM and no other purpose.

(E)                                At the Company’s request PPG will, from time to time, execute such additional document, including, but not limited to, ratifications, confirmations or additional granting documents, as may be necessary or useful to ensure that the rights of way granted hereunder remain legally intact. Any rights granted by this Section shall expire immediately upon permanent shutdown of the Expanded VCM Plant.

(F)                                 The Company shall give PPG reasonable notice prior to the construction of any improvements on any rights-of-way, servitude, easement or access right granted hereunder.

18.04                 PPG Rights-of-Way.  (A)  Within one hundred twenty (120) days of the execution of this Agreement, the Company will grant to PPG those utility rights-of-way, roadway rights-of-way and pipeline rights-of-way as more fully set forth on Exhibit E and, pursuant to mutually agreeable terms and conditions at PPG’s request in the future, the Company will grant all other easements necessary and useful for the operation of the PPG Chemicals Complex.

18.05                 Lease.  Within one hundred twenty (120) days of execution of this Agreement and upon conveyance of the Land to the Company as set forth in Section 4.03(B), the Company will grant PPG a lease, which will expire upon the Start-Up Date, to use the Company’s Property for the purposes of operating the Existing VCM Plant with all necessary and useful easements, access rights, servitudes, rights of use, or rights-of-way of any sort. Such lease shall include procedures under which the Company shall conduct its activities at the Existing VCM Plant to ensure proper notice to and control by PPG of any activities which may affect or involve contaminated portions of the Company’s Property and which may in any way affect PPG’s ability to comply with its obligations under Section 14.02 of this Agreement.

18.06                 License.  Within one hundred twenty (120) days of execution of this Agreement, and upon conveyance of the Company’s Property to the Company as set forth in Section 4.03(B), the Company will grant PPG all necessary and useful licenses, easements, access rights, servitudes, rights of use, or rights-of-way of any sort necessary for investigation or remediation of contamination of any sort on the Company’s Property. Such rights shall include the right, at PPG’s sole discretion, to excavate, take soil and groundwater samples, construct monitoring wells and air monitoring stations and conduct all other activities required to address environmental conditions at the Expanded VCM Plant. PPG will coordinate such activities with the Operator in order to avoid materially interfering with the operation of the Expanded VCM Plant.

ARTICLE XIX

MISCELLANEOUS

19.01                 Notices.  Except as expressly provided otherwise by this Agreement, any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be sufficient if personally delivered, faxed or sent by certified mail (return receipt requested) properly stamped and addressed to the last address or fax number furnished to the Company by the addressee sent to the following address or fax number:

PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272
Attn: Vice President, Chlor Alkali and Derivatives
Facsimile:	412/434-2137
Phone:	412/434-3131

Vista Chemical Company
900 Threadneedle
Houston, Texas 77079-2990
Attn: Vice President & Business Manager
Olefins & Vinyl Division
Facsimile:	713/588-3057
Phone:	713/588-3000

PHH Monomers, L.L.C.
Columbia Southern Road
Lake Charles, Louisiana 70669
Attn: Operations Manager
Facsimile:	318/491-4415
Phone:	318/491-4500 (Temporary)

19.02                 Governing Law.  THIS AGREEMENT AND ALL RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA, EXCLUSIVE OF ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE WHICH MAY REFER THE LAWS OF THE STATE OF LOUISIANA TO THE LAWS OF OTHER JURISDICTIONS.

19.03                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each Member and its respective successors and assigns except as otherwise provided herein.

19.04                 Gender and Number.  Whenever the context requires, the gender of all words used herein shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and plural.

19.05                 Severability.  If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the maximum extent permissible under applicable Law, so long as the economic and legal substance of the transaction contemplated hereby is not affected in any materially adverse manner as to any Member.

19.06                 Multiple Counterparts.  This Agreement may be executed and acknowledged in multiple counterparts and by different Members in separate counterparts, each of which shall be an original but all of which shall be and constitute one instrument.

19.07                 Entire Agreement.  Except for the applicable terms and conditions contained in the Ancillary Agreements, this Agreement constitutes the full understanding of the parties, a complete allocation of risks among them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. No waiver by either party with respect to any breach or default or of any right or remedy shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

19.08                 Business Conduct.  Within sixty (60) days of the Closing Date, the Committee shall meet to take whatever action is necessary for the adoption of business conduct policies essentially similar to those set forth in Exhibit F attached hereto. The business conduct policies shall provide that employees of the Company who violate the business conduct policies shall be subject to discipline, including dismissal.

19.09                 Amendments.

(A) All parties agree that any amendment or change to this Agreement required to fulfill the terms hereof including, but not limited to, those necessary to reflect withdrawals of Members, transfer of Company interests, admissions of additional Members and substitutions of Members, will be made by an amendment to this Agreement executed by all parties.

(B)                               Any other amendment to this Agreement may be proposed by a Member in writing to the other Members and shall be adopted if approved in writing by the unanimous consent of the Members.

19.10                 Force Majeure.  Nonperformance, other than failure to make payments due, of this Agreement by any party hereto shall be excused in the event performance is prevented by strikes; labor disputes; scarcity of labor; fires; floods; storms; lightning; accidents; explosions; breakage of material or equipment; acts of God or the public enemy; mobs or rioters; local, state and federal regulations or orders; inability or delay in obtaining rights-of-way, permits, easements, material, or fuel; or other happenings beyond the commercially reasonable control of such party, whether similar or dissimilar to the causes herein specifically enumerated; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed.

19.11                 Additional Agreements The parties agree to execute additional documents and filings that may be necessary in order to fulfill the intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the date hereto written above.

VISTA CHEMICAL COMPANY

By:	/s/ William C. Knodel
Name:	William C. Knodel
Title:	President

PPG INDUSTRIES, INC.

By:	/s/ Peter R. Heinze
Name:	Peter R. Heinze
Title:	Senior Vice President, Chemicals

PHH MONOMERS, L.L.C.

By:	Vista Chemical Company, as Member

By:	/s/ William C. Knodel
Name:	William C. Knodel
Title:	President

By:	PPG Industries, Inc., as Member

By:	/s/ Peter R. Heinze
Name:	Peter R. Heinze
Title:	Senior Vice President Chemicals

EXHIBIT A TO OPERATING AGREEMENT

DESCRIPTION OF LAND

Those certain tracts or parcels of land, located in the Parish of Calcasieu, State of Louisiana, and being the following described property:

11.63 ACRE

Start point @ W. l670 ‘-0”, S. 1030 ‘-0”, go due West 690 ‘-0” to a point @ W. 2360 ‘-0”, S. 1030 ‘0”, turn 90° North and go 520 ‘-0” to a point @ W. 2360 ‘-0”, S. 510 ‘-0”, turn 90° East and go l00 ‘-0” to a point @ W. 2260 ‘-0”, S. 510 ‘-0”, turn 90° North and go 230 ‘-0” to a point @ W. 2260 ‘-0”, S. 280 ‘-0”, turn 90° East and go 130 ‘-0” to a point @ W. 2130 ‘-0”, S. 280 ‘-0”, turn 90° South and go 80 ‘-0” to a point @ W. 2130 ‘-0”, S. 360 ‘-0”, turn 90° East and go 110 ‘-0” to a point @ W. 2020 ‘-0”, S. 360 ‘-0”, turn 90° North and go 130 ‘-0” to a point @ W. 2020 ‘-0”, S. 230 ‘-0”, turn 90° East and go 350 ‘-0” to a point @ W. 1670 ‘-0”, S. 230 ‘-0”, turn 90° South and go 800 ‘-0” to start point W. l670 ‘-0”, S. 1030 ‘-0”

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EXHIBIT A TO OPERATING AGREEMENT
DESCRIPTION OF LAND
(Page 2 of 2)

69KV
SILICA DITCH
S.591'-0"
W.2294'-0"
S.510'-0"
VCM II PROCESS AREA
SABINE RIVER WATER SLUDGE SETTLING BASIN
"LAND"
W.1670'-0"
S.1030'-0"
LAB/VCM II PARKING
LAB
SABINE RIVER WATER POND
ADMIN. PARKING
ADMIN.
ENGINEERING
69KV

EXHIBIT B

TAX MATTERS

10.01                 Tax Characterization and Returns.  The Members acknowledge that the Company will be treated as a “partnership” for Federal and Louisiana state income tax purposes. All provisions of the Company’s Articles of Organization and this Agreement are to be construed so as to preserve that status.

10.02                 Capital Accounts.  The Company will establish a Capital Account for each Member in accordance with Regulation Section 1.704-l(b)(2)(iv) and will maintain each Capital Account according to the following rules:

(A)                               the Capital Account shall be increased by (1) the amount of the Member’s capital contribution made in cash; (2) the agreed fair market value of assets contributed in kind (net of liabilities that the Company is considered to assume or take subject to); and (3) the amount of income and gain, or items thereof, allocated to the Member pursuant to this Agreement.

(B)                               the Capital Account shall be decreased by (1) the amount of money and the fair market value of property distributed to each Member (net of liabilities assumed by such Member or to which the property is subject); (2) that Member’s allocated share of Company loss and deduction, or items thereof; and (3) any basis decreases required by the Code.

(C)                               in accordance with Regulation Sections 1.704-l(b)(2)(iv)(d)(3) and 1.704-l(b)(2)(iv)(g), in the case of property contributed to the Company, the contributing Members’ Capital Accounts shall be increased or decreased for items of depreciation, amortization, gain or loss computed for book purposes with respect to such property in the same manner as such items would be computed if the adjusted tax basis of such property were equal to its fair market value on the date of its contribution to the Company. In accordance with Regulation Section 1.704-l(b)(2)(iv)(g)(iii), the amount of book depreciation or amortization for a period with respect to contributed property shall be the amount that bears the same relationship to the book value of such property as the depreciation or amortization computed for tax purposes with respect to such property for such period bears to the adjusted tax basis of such property provided that, if such property has a zero adjusted tax basis, the book depreciation or amortization shall be determined under any reasonable method selected by the TMP. The fair market value of property contributed to the Company shall be based upon the agreed net fair market value of the property under Article IV hereof.

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(D)                               for purposes of computing and maintaining Capital Accounts pursuant to this Section 10.02, immediately prior to the distribution of any asset of the Company to a Member (including a distribution in liquidation of the Company), the amount of unrealized gain with respect to the asset shall be deemed to be an item of Capital Account income or gain recognized by the Company and shall be allocated to the Members as provided in Section 10.03 of this Agreement, and the amount of unrealized loss with respect to the asset shall be deemed to be an item of Capital Account deduction or loss recognized by the Company and shall be allocated to the Members as provided in Section 10.03 of this Agreement. For this purpose, the unrealized gain with respect to an asset of the Company shall be equal to the excess of the value of the asset over its adjusted book basis of the asset and the unrealized loss with respect to an asset of the Company shall be equal to the excess of the adjusted book basis of the asset over the distribution value of the asset as determined under Section 10.02(B).

(E)                                a transferee of an interest in the Company shall succeed to the Capital Account attributable to the interest, and there shall be no adjustment to the Capital Account as a result of the transfer provided, however, that if the transfer causes a deemed termination of the Company pursuant to Section 708(b)(1)(b) of the Code, the assets of the Company shall be deemed to have been distributed to the Members (including the transferee) in liquidation of the Company and recontributed by the Members in reconstitution of the Company. The Capital Accounts of the Company following the deemed reconstitution shall be maintained in accordance with the principles of this Section 10.02. In the event the Members cannot reach agreement as to the fair market value of an asset distributed or deemed distributed, the Members will follow the dispute resolution provisions outlined in Article XIII to resolve the difference in opinion on such values.

(F)                                 the Operator shall make all other adjustments to the Capital Accounts required by Regulation Section 1.704-l(b)(2)(iv).

(G)                               book basis of an asset for the Company shall be the cost to the Company for an asset acquired by purchase or the fair market value of the asset for an asset acquired from a Member in contribution to the Company. Adjusted book basis is book basis with adjustment required under Section 10.02. A Member’s book basis is the Member’s share of book basis which is reflected in the Member’s Capital Account. The tax basis and adjusted tax basis of an asset to the Company are as determined under the Code. A Member’s share of an asset tax basis or adjusted tax basis is the amount of such basis reflected in the Member’s Capital Account maintained using tax basis rather than book basis.

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10.03                 Allocations.

(A)                               All expenses and revenues of the Company shall be determined and charged or credited, as the case may be, to the Members in accordance with the provisions of this Section. Subject to the provisions of this Section 10.03, expenditures and revenue of the Company shall be shared by the Members in accordance with each Member’s respective Sharing Ratio.

(B)                               Allocations for Capital Account purposes shall be resolved as follows:

(1)                                 the Members shall be entitled to their respective Sharing Ratio of the output of the Expanded VCM Plant. If such output is distributed in kind to a Member, adjustments required by Section 10.02(D) shall be made to the Member’s Capital Account receiving such distribution.

(2)                                 except as otherwise provided in this Section 10.03, for purposes of maintaining Capital Accounts pursuant to Section 10.02, (a) each item of income and gain shall be allocated in the same proportion as the corresponding item of income and gain is allocated pursuant to Section 10.04; and (b) each item of deduction or loss shall be allocated in the same proportion as the corresponding item of loss or deduction is allocated pursuant to Section 10.04.

(3)                                 for purposes of computing and maintaining Capital Accounts pursuant to Section 10.02, (a) gain with respect to the disposition of any Company property or asset shall be determined by the Members by subtracting the adjusted book basis of such property or asset from the Member’s Sharing Ratio of the amount realized on such disposition, and (b) loss with respect to the disposition of any Company property or asset shall be determined by the Members by subtracting the Member’s Sharing Ratio of the amount realized on such disposition from the adjusted book basis of such property or asset.

(C)                               For purposes of computing and maintaining Capital Accounts pursuant to Section 10.02 of this Agreement, each Section 705(a)(2)(B) expenditure of the Company shall be allocated in the same proportion as the cost giving rise to the Section 705(a)(2)(B) expenditure is charged pursuant to Section 10.03(A) above.

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10.04                 Allocation for Federal Income Tax Purposes.

(A)                               For federal income tax purposes, except as otherwise provided in Section 10.04, all items of Company income, gain, loss, and deduction with respect to a taxable year of the Company shall be allocated to the Members as follows:

(1)                                 income arising from a sale of raw materials, feedstock, inventory, or products produced by the Company’s operations shall be allocated in accordance with the applicable Member’s contributions to the variable costs of such raw materials, feedstock, inventory or products.

(2)                                 depreciation with respect to investment in the Existing VCM Plant, equipment or facilities contributed by PPG pursuant to Section 4.03 hereof shall be allocated to PPG.

(3)                                 deductions arising from operating expense shall be allocated to the Members in the same manner in which they contributed to the costs of operations under this Agreement.

(4)                                 depreciation with respect to capital improvements and expansion of the VCM Plant, to the extent that such expansion, improvements, or facilities are funded by the contributions of Vista pursuant to Section 4.02 or 4.04, shall be allocated to Vista. One hundred percent (100%) of capital expenditures for additions, improvements, expansions, or acquisition of additional equipment or facilities added to the Existing VCM Plant shall be considered funded by Vista’s contributions until Vista’s contributions under Section 4.02 and 4.04 have been fully expended by the Company and tracing of funds for this purpose shall not be necessary. Any expenditures contributed to the expansion of the VCM Plant by PPG shall be allocated to PPG; provided, however, that if such contribution is a result of a cost over-run in construction of the Expanded VCM Plant, the Members hereby agree such contribution for Capital Account purposes shall be zero.

(5)                                 for purposes of taxable gain or loss of the Members, (a) gain with respect to the disposition of any Company property or asset shall be determined by the Members by subtracting the adjusted tax basis of such property or asset from the Member’s Sharing Ratio of the amount realized on such disposition, and (b) loss with respect to the disposition of any Company property or asset shall be determined by the Members by subtracting the Member’s Sharing Ratio of the amount realized on such disposition from the adjusted tax basis of such property or asset.

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(6)                                 deductions or tax expense arising from costs incurred by the Company and charged to the Members under Article V shall be allocated for tax purposes to the Members in the same manner as such costs are charged to the Members under such Article V.

(7)                                 any other item of income or loss shall be allocated in accordance with the Sharing Ratios of the item of revenue or expense, respectively, that gives rise to such item of income or loss.

(B)                               to the extent of any Recapture Income resulting from the sale or other disposition of an asset of the Company, the amount of any gain from the disposition allocated to (or recognized by) a Member for federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent the Member (or its predecessor in interest) has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of the gain as Recapture Income.

(C)                               notwithstanding any other provisions of this Agreement to the contrary, if, with respect to any taxable year of the Company, a Member receives an adjustment, allocation or distribution of the type described in Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Regulations that results in such Member’s Capital Account having a negative balance, Capital Account gross income (and the corresponding items of income or gain for federal income tax purposes) and the Amount Realized on the disposition of a Company property for that taxable year and all subsequent taxable years shall be allocated to that Member in an amount necessary to eliminate the negative balance in the Member’s Adjusted Capital Account as quickly as possible. The provisions of this Section 10.04 are intended to constitute a “qualified income offset” within the meaning of Section 1.704-l(b)(2)(ii)(d)(3) of the Regulations and shall be construed in accordance with that intention.

(D)                               beginning in the first taxable year in which there are “nonrecourse deductions” or a distribution is made of proceeds of a nonrecourse liability that are allocable to an increase in the minimum gain of the Company, as determined under the rules of Section 1.704-2(e)(3) of the Regulations, and thereafter throughout the full term of the Company, the “Minimum Gain Chargeback” rules of Section 1.704-2(f) of the Regulations, shall apply with respect to the allocation of all Company items in those year(s). If there is a net decrease during a taxable year of partner nonrecourse debt minimum gain within the meaning of Section 1.704-2(i)(3), then the chargeback rules of Section 1.704-2(i)(4) shall apply.

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(E)                                notwithstanding any of the foregoing provisions of Section 10.04 to the contrary, if during any fiscal year of the Company the allocation of any loss or deduction (net of any income or gain) to a Member (the “Deficit Member”) would cause or increase a negative balance in the Member’s Capital Account as of the end of that fiscal year, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to the Deficit Member and the remaining amount shall be allocated to the Member whose Capital Account has a positive balance remaining at that time.

(F)                                 any special allocations of items of income pursuant to Section 10.04 shall, to the extent consistent with such Section, be taken into account in computing subsequent allocations of deduction and loss, so that the resulting Capital Account balance of each Member shall, to the maximum extent possible consistent with such Section, be equal to the balances that would have existed if such special allocations had not occurred. The preceding sentence shall only be applied before taking into account any gain or deemed gain from the sale or deemed sale of Company properties.

(G)                               if a Member transfers an interest in the Company during a taxable year, items of Company income, loss, deduction and credit attributable to the transferred interest shall be allocated between the transferor and the transferee pursuant to any agreement between the transferor and transferee which is submitted to the TMP and which is consistent with Section 706 of the Code.

(H)                              notwithstanding anything to the contrary herein, solely for federal and applicable state income tax purposes, upon the contribution of property in kind to the Company, to the extent required by Section 704(c) of the Code, income, gain, loss and deduction with respect to the contributed property shall be allocated so as to take into account the difference between the fair market value of the property at the time of contribution and its adjusted basis at that time.

10.05                 Tax Matters Partner.

(A)                               The Operator is designated as the Tax Matters Partner (“TMP”), as such term is defined in the Code, and, so long as such Operator remains a Member, shall serve until replaced by action of the Committee. In the event of any change in the TMP, the Member serving as TMP at the beginning of a given taxable year shall continue as TMP with respect to all matters concerning such year. The TMP and the other Member(s) shall use their best efforts to comply with responsibilities outlined in this Section and in the Code (including any Treasury Regulations promulgated thereunder) and in doing so shall incur no liability to any other Member. Notwithstanding the TMP’s obligation to use its best efforts in the

6

fulfillment of its responsibilities, the TMP shall not be required to incur any expenses for the preparation for, or pursuance of administrative or judicial proceedings, unless the Members agree on a method for sharing such expenses.

(B)                               The TMP shall prepare and file all required federal, state, and local Company income tax returns, as well as all sales, use and other excise tax returns. In preparing such returns the TMP shall use its best efforts and in doing so shall incur no liability to any other Member with regard to such returns. The TMP shall submit to each Member a copy of the income tax returns as proposed for review (1) not less than thirty (30) days prior to the due date (including extensions) and (2) prior to July 15.

(C)                               The TMP shall establish and maintain Capital Accounts in accordance with this Article X. The TMP shall also establish and maintain tax basis capital accounts for each Member. Upon request, the TMP shall submit to each Member along with a copy of any proposed Company income tax return an accounting of their respective Capital Accounts as of the end of the tax return period.

(D)                               Within two weeks from the receipt of the request from the TMP the Member will furnish the TMP with such information as the TMP may reasonably request to permit it to provide the Internal Revenue Service with sufficient information for purposes of the Code for the proper compliance with the reporting and compliance requirements of the Company.

(E)                                The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of any other Member without first obtaining the written consent of that Member. The TMP shall not bind any other Member to a settlement agreement in tax audits without obtaining the written concurrence of any such Member. Any other Member who enters into a settlement agreement with the Secretary of the Treasury with respect to any Company items shall notify the other Members of such settlement agreement and its terms within ninety (90) days from the date of the settlement.

(F)                                 If any Member intends to file a notice of inconsistent treatment under the Code, such Member shall, prior to the filing of such notice, notify the TMP of such intent and the manner in which the Member’s intended treatment of a Company item is (or may be) inconsistent with the treatment of that item by the Company. Within one week of receipt of such notification, the TMP shall remit copies of such notification to other Members of the Company. If an inconsistency notice is filed solely because a Member has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

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(G)                               The TMP shall, to the extent and in the manner provided by regulations issued pursuant to the Code, keep all Members informed of all administrative and judicial proceedings for the adjustment at the Company level of Company items.

(H)                              No Member shall file a request pursuant to the Code for an administrative adjustment of Company items for any Company taxable year without first notifying all other Members. If all other Members agree with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the Company. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the TMP, may file a request for administrative adjustment on its own behalf.

(I)                                   Any Member intending to file a petition under the Code with respect to any Company item or to other tax matters involving the Company shall notify the other Member, prior to such filing, of the nature of the contemplated proceeding. In the case where the TMP is the Member intending to file such petition, such notice shall be given within a reasonable time to allow the other Members to participate in the choosing of the forum in which such petition will be filed. If the Members do not agree on the appropriate forum, the TMP shall choose the forum. If a Member intends to seek review of any court decision rendered as a result of such a proceeding, such Member shall notify the other Member prior to seeking such review.

10.06                 Elections.

(A)                               For both income tax return and Capital Account purposes, the Company shall elect: (1) to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation purposes, (2) to use the accrual method of accounting, (3) to treat all organizational costs of the Company as deferred expenses amortizable over a sixty (60) month period pursuant to Section 709(b) of the Code and comparable provisions of state law, (4) to amortize start-up expenditures over a sixty (60) month period pursuant to Section 195(d) of the Code and comparable provisions of state law, (5) to report income on the basis of a calendar year. The Company shall pay the TMP for all reasonable costs of hiring an outside accounting firm to assist in the preparation of the federal and Louisiana income tax returns of the Company. The Company shall also pay the TMP for all reasonable costs it may incur in tax accounting required for adjustments attributable to an election under Code Section 754.

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(B)                               Any election other than those referenced above must be approved by the Committee.

10.07                 Transfers, Indemnification, and Correspondence.

(A)                               Transfers of Company interests shall be governed by this Agreement. A Member transferring its interest, or any part thereof, shall notify the TMP in writing within two weeks of such transfer.

(B)                               This Agreement does not include any indemnification provisions to protect Members against any harm caused by a Code Section 708(b)(1)(B) termination. However, the Members agree that if any of them makes a sale or assignment of its interest under this Agreement, such sale or assignment shall be structured, if reasonably possible, to avoid causing a Code Section 708(b)(1)(B) termination.

(C)                               All correspondence relating to the preparation and filing of the Company’s income tax returns and capital accounts shall be forwarded to:

PPG Industries, Inc.

One PPG Place

Pittsburgh, PA 15272

Attention: Tax Department

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asetfr.fnl

EXHIBIT C TO OPERATING AGREEMENT

ASSET TRANSFER AGREEMENT

OF PROPERTY BY PPG INDUSTRIES, INC. TO

PHH MONOMERS, L.L.C.

On the dates and at the places respectively set forth below, but effective the              day of                     , 199   , before the several undersigned Notaries Public, and in the presence of the undersigned witnesses, personally came and appeared:

PPG INDUSTRIES, INC., a Pennsylvania corporation (“PPG”), authorized to do and doing business in the State of Louisiana, with a mailing address of One PPG Place, Pittsburgh, PA 15272 (Federal I.D. #                          ),

who declared that PPG does by these presents grant, bargain, convey, transfer, assign, set over, abandon and deliver, with full substitution and subrogation in and to all the rights and actions of warranty which PPG has or may have against all preceding owners and sellers, to:

PHH MONOMERS, L.L.C., a Louisiana limited liability company, herein appearing through its members, PPG and Vista Chemical Company, a Delaware corporation (“Vista”), with a mailing address of Columbia Southern Road, Lake Charles, Louisiana 70602 (Federal I.D. #                          ) (“the Company”);

here present, accepting and acquiring for the Company, its successors and assigns, and acknowledging due delivery and possession thereof, all and singular, the following described property, to-wit:

That certain vinyl chloride monomer plant described on Exhibit A attached hereto, owned by PPG in Calcasieu Parish, Louisiana (the “Existing VCM Plant”), consisting of all buildings, structures, machinery, equipment and related improvements owned by PPG, used exclusively in the production of vinyl chloride monomer (“VCM”) and located in part on the parcel of land described on Exhibit B annexed hereto and made a part hereof (the “Land”) and including the necessary rights of way, easements or licenses outlined in Exhibit C.

TO HAVE AND TO HOLD the Existing VCM Plant to the Company, its successors and assigns forever.

ITEMS RESERVED

The Company acknowledges that (i) there are certain pipes, utility systems, pumps, instrumentation, machinery, equipment, buildings and other constructions and improvements located in, on or under the Land which are not used in the production of VCM and are therefore not conveyed to the Company, and PPG reserves all right, title and interest in and to such items, such items being set out on Exhibit D hereto, and (ii) there are certain pipes, utility systems, pumps, instrumentation, machinery, equipment, buildings and other constructions and improvements located in, on or under the Land which are used in the production of VCM, but

2

not exclusively used in the production of VCM, and are therefore not conveyed to the Company, and PPG reserves all right, title and interest in and to such items. Such items are set out on Exhibit E.

CONDITION OF PROPERTY

PPG represents and warrants that prior to the date of this transfer PPG has maintained the Land and the Existing VCM Plant in reasonable operating condition in accordance with generally accepted industry standards. Except as otherwise specifically set forth above in the preceding sentence or in the Operating Agreement or Ancillary Agreements: (a) This transfer is hereby made and accepted on an “AS IS” and “WHERE IS” basis, and the Company accepts the Existing VCM Plant in its condition as existing at the time of this transfer; (b) PPG MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE CONDITION OF THE EXISTING VCM PLANT OR THE FITNESS OF THE EXISTING VCM PLANT FOR ANY PURPOSE OR INTENDED USE, ALL OF WHICH WARRANTIES ARE HEREBY WAIVED BY THE COMPANY; (c) The Company fully and completely waives any and all rights for the return of all or any part of the consideration by the reason of any such defects; (d) The Company acknowledges and declares that neither PPG nor any party, whomsoever, acting or purporting to act in any

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capacity whatsoever on behalf of PPG, has made any direct, indirect, explicit or implicit statement, representation or declaration, whether by written or oral statement or otherwise, and upon which the Company has relied, concerning the existence or non-existence of any quality, characteristic or condition of the Existing VCM Plant; (e) The Company expressly waives the warranty against eviction, warranty of fitness and the warranty against redhibitory vices and defects, whether apparent or latent, imposed by Louisiana Civil Code Articles 2475 and 2500, any other applicable state or federal law, and the jurisprudence thereunder; (f) The Company also waives any rights it may have in redhibition or to a reduction of purchase price pursuant to Louisiana Civil Code Articles 2520 through 2548, inclusive, in connection with the Existing VCM Plant; (g) By its signature, the Company expressly acknowledges all such waivers and its exercise of the Company’s right to waive warranty pursuant to Louisiana Civil Code Articles 2503 and 2548; and (h) The Company agrees that the Company has conducted its own evaluation and inspection and has made its own determination as to any condition of the Existing VCM Plant, any defects therein, and the suitability of the Existing VCM Plant for the Company’s intended use(s).

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CONTRIBUTION TO CAPITAL

The transfer made herein is made as a contribution to the capital of the Company by PPG as a Member of the Company and the consideration for the transfer is, in part, the benefit to be received by PPG as a Member from such contribution to capital.

TAXES

PPG further declares that all ad valorem taxes, up to and including those due and exigible upon the Land and the Existing VCM Plant for the year 199   , have been paid and with this declaration, the Company deems itself satisfied.

All taxes on the Existing VCM Plant for the current year have been prorated between PPG and the Company as of the date hereof, and PPG acknowledges receipt of the proper pro-rata payment.

ADDITIONAL DOCUMENTATION

PPG and the Company each agree that, when necessary or advisable to further effect, evidence, clarify or describe the transfer contemplated hereby, they will execute, deliver and record (when appropriate) any and all additional instruments or documents and take such other action as one party may reasonably request the other to take as may be necessary or advisable to carry out the intent of this Asset Transfer Agreement, including

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without limitation causing a survey of the Land and Existing VCM Plant to be made by a land surveyor.

MISCELLANEOUS

Authority.                                         All parties signing this instrument have declared themselves to be of full legal capacity and duly authorized to act herein.

Binding Effect.              All agreements and stipulations herein contained shall inure to the benefit of and be binding upon the successors and assigns of the respective parties.

STATE OF

PARISH (COUNTY) OF

THUS DONE AND SIGNED by PPG Industries, Inc., in the City of                            , State of                             , on the                     day of                                     , 199   , in the presence of me, Notary, and the following competent witnesses who have signed in the presence of said party and me, Notary, after due reading of the whole

WITNESSES:	PPG INDUSTRIES, INC.

By:
Name:
Title:

Notary Public
My Commission Expires:

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STATE OF

PARISH (COUNTY) OF

THUS DONE AND SIGNED by PHH Monomers, L.L.C., in the City of                     , State of                       , on the                 day of              , 199     , in the presence of me, Notary, and the following competent witnesses who have signed in the presence of said party and me, Notary, after due reading of the whole

WITNESSES:	PHH MONOMERS, L.L.C.

By PPG Industries, Inc.
as Member

By:
Name:
Title:

WITNESSES:	PHH MONOMERS, L.L.C.

By Vista Chemical Company as Member

By:
Name:
Title:

Notary Public
My Commission Expires:

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Exhibit D to the Operating Agreement

The Company’s Rights-of-Ways, Easements, Licenses, and Access Rights

1.                                      Roadway from I-10 to the Expanded VCM Plant.

2.                                      Easement to use LAB/VCM II Parking.

3.                                      Pipeline Corridor from the Expanded VCM Plant to VCM Low Temperature storage area.

4.                                      Pipeline Corridor from the Expanded VCM Plant to the VCM S-l and S-2 storage area.

5.                                      Pipeline Corridor from VCM S-l and S-2 storage area to VCM S-3 storage area.

6.                                      Easement to use the VCM S-l and S-2 storage area, the VCM Low Temperature storage area and the VCM S-3 storage area.

7.                                      Utility rights-of-way which include, without limitation, gas, water, electricity and sewage, rights-of-way which cross the PPG Chemicals Complex to the: (i) Expanded VCM Plant, (ii) VCM S-l and S-2 storage area, (iii) VCM Low Temperature storage area and (iv) VCM S-3 storage area.

8.                                      Pipeline corridors which cross the PPG Chemicals Complex to the (i) Expanded VCM Plant, (ii) VCM S-l and S-2 storage area, (iii) VCM Low Temperature storage area, and (iv) VCM S-3 storage area.

9.                                      Railcar rights-of-way from the Expanded VCM Plant to the I-10 railroad tract.

Exhibit E to the Operating Agreement

PPG Rights of Way, Easements, Licenses and Access

1.              Road that enters from the west side and goes to Sabine water clarification. [May be relocated outside the Expanded VCM Plant battery limits when detailed design is finalized.]

2.              Texaco natural gas line to Powerhouse C.

3.              Underground fire water loop, as presently located.

4.              Chlorine vaporizer, pipeline, associated utilities and associated controls for the chlorine supply to Louisiana Pigments.

5.              East/west pipe rack corridor through Expanded VCM Plant battery limits.

6.              Vent line from the central steam stripper to #4 Incinerator.

7.              Vent line from the South Terminal to #4 Incinerator.

8.              Power and utility lines and facilities to the construction warehouse and hazardous waste storage area south of the Expanded VCM Plant battery limits.

9.              Power and utility lines and facilities to the Sline painting facility and other construction facilities west of the Expanded VCM Plant battery limits.

10.       Drain ditches for storm water from PPG property through the Expanded VCM Plant battery limits.

11.       Water line to Gator Hall.

12.       Vinyl/HCL transfer line from Triethane® II.

13.       Existing environmental monitoring and withdrawal wells and facilities within the Expanded VCM Plant battery limits, plus rights of way for future wells and facilities, if required.

14.       Access to existing environmental monitoring and withdrawal wells and facilities plus access for future wells and facilities if required.

15.       Existing underground Olin brine line.

EXHIBIT F

PHH MONOMERS, L.L.C.

BUSINESS CONDUCT POLICIES

I. ANTITRUST POLICY

1.                                      It the policy of the Company to comply fully with the antitrust laws of the United States wherever they are applicable, at home and abroad. The Company is mindful that it takes years to earn a good reputation in any field of endeavor but it is an unfortunate fact that all the previously attained good can be wiped out by the acts of a single individual on a single occasion. In the antitrust field, the misconduct of a single employee can involve the employee, the employee’s superior, the Company and its management in costly, arduous litigation which can lead to fines, injunctions and even imprisonment.

2.                                      The purpose of the antitrust laws is to preserve our competitive free enterprise system. The United States antitrust policy is founded on the belief that the public interest is best served by vigorous competition—competition free from collusive agreements among competitors. The fact that the antitrust laws aid in the preservation of our economic, political and social institutions is widely recognized, and the management of this Company has repeatedly stated its belief in the philosophy underlying those laws. Thus, while the attainment of profits by all lawful and proper means is strongly encouraged, the Company’s efforts in that regard must be conducted in accordance with the law. Specifically, this means that participation in agreements or understandings which violate the antitrust laws is contrary to Company policy.

3.                                      The following are examples of activities which violate the United States antitrust laws: agreements or understandings between two or more competitors (1) to fix prices, discounts or terms of sale, (2) to divide markets, customers or territories, or (3) to refuse to deal with, or boycott, third parties. Each of these activities can lead to criminal prosecution and conviction of the individuals involved as well as their companies. Their mention is not intended to minimize the importance of other less obvious activities which may also violate the antitrust laws Any employee who is in doubt as to the propriety of a contemplated course of action should promptly communicate with his or her supervisor or Company counsel before action is taken.

4.                                      The Committee will arrange for the conduct of programs and the publication of materials to educate employees concerning compliance with the antitrust laws so that employees will learn to identify these types of legal problems as they arise.

II. CONFLICTS OF INTEREST POLICY

1.                                      Each employee has a responsibility for honesty and fair dealing in his/her relations with the Company. An employee shall not engage in conduct, or allow a situation to exist, in which the employee’s personal interest conflicts with that responsibility.

2.                                      A conflict of interest can arise in those situations where an employee or close relative can personally profit from a transaction involving the Company and the employee or a third party. A conflict can also occur if the employee places or influences Company business with himself/herself, a privately-held enterprise in which the employee or a close relative of his/her family has a financial interest or a publicly-held enterprise in which the employee or a close relative has a major financial interest. In those circumstances, and in other cases where the employee has a doubt about the propriety of a particular transaction or relationship, the employee must report the matter through his/her reporting chain, to the Committee, who will resolve the matter.

3.                                      An employee may not solicit gifts, entertainment or other personal favors from a supplier, customer or competitor of the Company and in no case shall he/she accept gifts, entertainment or other personal favors such as could improperly influence, or appear to improperly influence, him/her in the performance of his/her duties.

4.                                      An employee may not use confidential business information of the Company for his/her personal benefit or disclose any such information to third parties without proper authorization.

III. PAYMENTS AND EXPENDITURES POLICY

1.                                      No undisclosed or unrecorded fund or account shall be directly or indirectly established for any purpose.

2.                                      No direct or indirect payment or expenditure on behalf of the Company shall be authorized or made with the intention or understanding that any part of such payment or expenditure is to be used for a purpose other than that described by the documents supporting the payment or expenditure.

3.                                      All entries made in the financial records of the Company shall fairly and accurately reflect the facts and circumstances of any payment or expenditure made by the Company.

4.                                      No employee shall make any direct or indirect payment or expenditure or give any gift, to improperly influence, or as would appear to improperly influence, any person in his/her relations with the Company or others.

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IV. POLITICAL ACTIVITY POLICY

1.                                      Each employee is encouraged to participate in the electoral process at all levels of government by voting and supporting candidates and issues of his or her choice.

2.                                      No employee shall, directly or indirectly, contribute or expend any of the Company’s money, property, services or other things of value for any use prohibited by laws regulating the electoral process or the political activity of corporations.

3.                                      Employees shall be permitted to meet at Company facilities with candidates or their representatives, as permitted by the applicable federal and state laws. When permitted by the law of a state of the United States where the Company has facilities or a substantial business interest, the Company may make contributions or expenditures to or on behalf of state and local candidates and political committees, and ballot propositions or referenda before such state’s electorate, pursuant to and in accordance with such authorizations and procedures as are established by the Company.

4.                                      No employee of the Company shall, directly or indirectly, cause, influence, or attempt to cause or influence, any officer or employee of the Company to make unlawful political contributions or expenditures to, or on behalf of, candidates or issues, or otherwise engage in any activity violative of applicable law regulating the electoral process or the political activity of corporations.

5.                                      As permitted by the Federal Election Campaign Finance Act of 1971, as amended, or when permitted by the law of a state of the United States where the Company has facilities or a substantial business interest, the proper officers of the Company are authorized to establish and administer, and solicit voluntary contributions form the Company’s employees to, a separate segregated fund or funds to be used by the Company for the purpose of influencing the nomination or election of any person to federal, state or local office. Contributions to such funds by any employee shall be strictly a matter of his or her personal choice. Under no circumstance is any employee authorized, and every employee is expressly forbidden, directly or indirectly, to threaten, extort, coerce or otherwise improperly influence another employee’s participation in any such fund.

6.                                      Because the Company has an interest in making its views known on subjects affecting the Company’s business at various levels of government, Company employees or agents are properly in contact and communication with legislators and government employees in a variety of circumstances. Each employee or agent of the Company is forbidden from engaging in any conduct which would improperly influence a legislator or other government employee in the performance of his or her duties.

7.                                      The Company shall, on occasion and through appropriate forums, make its views known to its employees and the public on matters of public interest which affect the

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Company’s business. The proper officers of the Company are authorized and directed to publish guidelines regarding the Company’s participation in government affairs and make the same available to employees.

V. INSIDE INFORMATION POLICY

An employee shall not trade in the securities of any Member, directly or derivatively, while in possession of inside information and shall not disclose such information to any third party without proper authorization. Generally, inside information is information which is both material and nonpublic. If an employee is in doubt about whether he/she is in possession of inside information he/she should consult the Committee.

VI. CRIME PREVENTION POLICY

The Federal Sentencing Guidelines for Organizational Defendants (“Guidelines”), which address criminal conduct by corporations, became effective November 1, 1991. A corporation can act only through its agents and employees and, under federal criminal law, can be criminally liable for offenses committed by its agents or employees. The Guidelines provide for both a broad range of penalties, including multi-million dollar fines, and incentives in the form of mitigation to encourage corporations to maintain internal policies and programs to prevent, detect and report criminal conduct. In addition to exposing the Company to substantial financial risk, an employee or agent who breaks the law faces possible imprisonment and fines.

The Company’s Crime Prevention Policy is the following:

1.                                      Every employee and agent acting on behalf of the Company is required to fully comply with all criminal laws of the United States and all jurisdictions in which the Company operates.

2.                                      Employees and agents shall exercise due care when delegating substantial discretionary authority to insure that individuals selected are well informed and understand their responsibility to comply with the Company’s Business Conduct Policies.

3.                                      Every employee shall report to his/her supervisor or to the Committee any abuses, or suspected abuses, of the Business Conduct Policies and any criminal conduct or suspected criminal conduct. No employee may intimidate or impose any form of retribution on any employee who makes such a report. In connection with an employee’s duty to report suspected abuses of the Business Conduct Policies or suspected criminal conduct,

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he/she should understand that he/she has a duty not to ignore facts and circumstances which would reasonably indicate misconduct. Rather, he/she has a duty to be alert to the existence of such facts and circumstances and to report them to his/her supervisor or to the Committee.

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PHH MONOMERS, L.L.C.

FIRST AMENDMENT TO OPERATING AGREEMENT

THIS FIRST AMENDMENT TO THE OPERATING AGREEMENT of PHH Monomers, LLC, is made this 30th day of September 1996 by and between CONDEA Vista Company, a Delaware corporation with offices at 900 Threadneedle, Houston, Texas 77079-2990 (“Vista”), PPG Industries, Inc., a Pennsylvania corporation with offices at One PPG Place, Pittsburgh, Pennsylvania 15272 (“PPG”) and PHH Monomers, L.L.C., a Louisiana limited liability company with offices at Columbia Southern Road, Lake Charles, Louisiana 70602 (the “Company”).

WHEREAS, Vista, PPG and the Company executed an Operating Agreement (“Agreement”) dated June 7, 1995; and

WHEREAS, Exhibit B to the Agreement contains certain tax allocation provisions which will become operative upon the occurrence of certain conditions, which conditions have in fact occurred; and

WHEREAS, the parties desire and intend to amend the Agreement and Exhibit B thereto as set forth herein:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, Vista, PPG and the Company agree as follows:

I.  Exhibit B to the Agreement is hereby revoked and cancelled in its entirety. Article X and Article XI of the Agreement are hereby revoked and cancelled in their entirety, and in their place are substituted a new Article X and a new Article XI, in form and substance as follows:

ARTICLE X

TAX MATTERS

10.01                 Tax Characterization and Returns.

(A)                               The Members acknowledge that the Company will be treated as a “partnership” for federal and Louisiana state tax purposes. All provisions of the Company’s articles of organization and this Agreement are to be construed so as to preserve that tax status.

(B)                               Within ninety (90) days after the end of each fiscal year, the Accounting Member will cause to be delivered to each person who was a Member at any time during such fiscal year a Form K-l and such other information, if any, with respect to the Company as may be necessary for the preparation of each Member’s federal or state income tax (or information)

returns, including a statement showing each Member’s share of income, deduction, gain, loss, deduction and credits for the fiscal year.

10.02                 Capital Accounts.

The Company will establish a capital account for each Member (hereinafter referred to as “Capital Account”) in accordance with Regulation Section 1.704-l(b)(2)(iv) and will maintain each account according to the following rules:

(a)                                 Increases to Capital Account.  The Capital Account shall be increased by (a) the amount of the Member’s capital Contribution made in cash; (b) the agreed fair market value of any Contributions of property (net of liabilities that the Company is considered to assume or take subject to); and (c) the amount of income and gain, or items thereof, allocated to the Member pursuant to this Agreement.

(b)                                 Decreases to the Capital Account.  The Capital Account shall be decreased by (a) the amount of money and the fair market value of property distributed to each Member (net of liabilities assumed by such Member or to which the property is subject); (b) that Member’s allocated share of Company loss and deduction, or items thereof; and (c) any basis decreases required by the Code.

(c)                                  Adjustments with Respect to Contributed Property.  In accordance with Regulation Sections 1.704-l(b)(2)(iv)(d)(3) and 1.704-l(b)(2)(iv)(g), in the case of property contributed to the Company, the contributing Members’ Capital Accounts shall be increased or decreased for items of depreciation, amortization, gain or loss computed for book purposes with respect to such property in the same manner as such items would be computed if the adjusted tax basis of such property were equal to its fair market value on the date of its Contribution to the Company. In accordance with Regulation Section 1.704-l(b)(2)(iv)(g)(3), the amount of book depreciation or amortization for a period with respect to contributed property shall be the amount that bears the same relationship to the book value of such property as the depreciation or amortization computed for tax purposes with respect to such property for such period bears to the adjusted tax basis of such property; provided that, if such property has a zero adjusted tax basis, the book depreciation or amortization shall be computed over a period of time and at a rate of recovery that corresponds to the applicable recovery period and applicable depreciation method, respectively, as prescribed in Section 168(a) of the Code, for newly-acquired property of such type, but without taking into account any applicable convention described in Section 168(d). For this purpose, it is agreed that such determinations shall be made so as to result in the most accelerated curative allocations relating to Section 704(c) property as provided in Section 10.04, thereby ignoring any elections available under Section 168 that would result in less accelerated curative allocations, including, but not limited to, the elections set forth in Sections 168(b)(2)(C), 168(b)(3)(D) and 168(g)(7). The fair market value of property contributed to the Company shall be based upon the agreed net fair market value of the property under Article IV hereof.

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(d)                                 Adjustments for Unrealized Gain and Unrealized Loss.  For purposes of computing and maintaining Capital Accounts pursuant to this Section 10.02, immediately prior to the distribution of any asset of the Company to a Member (including a distribution in liquidation of the Company), the amount of unrealized gain with respect to the asset shall be deemed to be an item of Capital Account income or gain recognized by the Company and shall be allocated to the Members as provided in Section 10.03 of this Agreement, and the amount of unrealized loss with respect to the asset shall be deemed to be an item of Capital Account deduction or loss recognized by the Company and shall be allocated to the Members as provided in Section 10.03 of this Agreement. For this purpose, the unrealized gain with respect to an asset of the Company shall be equal to the excess of the value of the asset over its adjusted book basis of the asset and the unrealized loss with respect to an asset of the Company shall be equal to the adjusted book basis of the asset over the distribution value of the asset as determined under Section 10.02(b).

(e)                                  Capital Accounts of Transferees.  A transferee of an interest in the Company shall succeed to the Capital Account attributable to the interest, and there shall be no adjustment to the Capital Account as a result of the Transfer; provided, however, that if the Transfer causes a deemed termination of the Company pursuant to Section 708(b)(1)(B) of the Code, the assets of the Company shall be deemed to have been distributed to the Members (including the transferee) in liquidation of the Company and recontributed by the Members in reconstitution of the Company. The Capital Accounts of the Company following the deemed reconstitution shall be maintained in accordance with the principles of this Section 10.02.

(f)                                   Compliance with Regulations.  The Operator shall make all other adjustments to the Capital Accounts required by Regulation Section 1.704-l(b)(2)(iv).

(g)                                  Book basis of an asset for the Company shall be the cost to the Company for an asset acquired by purchase or the fair market value of the asset for an asset acquired from a Member in contribution to the Company. Adjusted book basis is book basis with adjustment required under this Section 10.02. A Member’s book basis is the Member’s share of book basis which is reflected in the Member’s Capital Account. The tax basis and adjusted tax bases of an asset to the Company are as determined under the Code.

10.03                 Allocations.

(a)                                 Sharing of Expenditures and Revenues.  All expenses and revenues of the Company shall be determined and charged or credited, as the case may be, to the Members in accordance with the provisions of this Section. Subject to the provisions of this Section 10.03, expenditures and revenue of the Company shall be shared by the Members in each Member’s respective Sharing Ratio.

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(b)                                 Allocations for Capital Account Purposes.

(1)                                 Capital Account Deductions and Capital Account Gross Income.  Except as otherwise provided in this Section 10.03, for purposes of maintaining Capital Accounts pursuant to Section 10.02, (i) each item of income and gain shall be allocated in the same proportion as the corresponding item of income and gain is allocated pursuant to Section 10.04; and (ii) each item of deduction or loss shall be allocated in the same proportion as the corresponding item of loss or deduction is allocated pursuant to Section 10.04, with the exception of book depreciation relating to property contributed by a Member, which shall be allocated in accordance with each Member’s Sharing Ratio.

(2)                                 Gain and Loss.  For purposes of computing and maintaining Capital Accounts pursuant to Section 10.02, gain or loss with respect to the disposition of any Company property or asset shall be allocated in accordance with the Members’ Sharing Ratios.

(c)                                  Section 705(a)(2)(B) Expenditures.  For purposes of computing and maintaining Capital Accounts pursuant to Section 10.02 of this Agreement, each Section 705(a)(2)(B) expenditure of the Company shall be allocated in the same proportion as the cost giving rise to the Section 705(a)(2)(B) expenditure is charged pursuant to Section 10.03(a) above.

10.04                 Allocation for Federal Income Tax Purposes.

(a)                                 Income, Gains, Losses and Deductions.  For federal income tax purposes, except as otherwise provided in this Section 10.04, all items of Company income, gain, loss, and deduction with respect to a taxable year of the Company shall be allocated to the Members as follows:

(1)                                 Any income arising from a sale of raw materials, feedstock, inventory, or products produced by the Company’s operations shall be allocated in accordance with Article V of this Agreement.

(2)                                 Deductions arising from operating expense shall be allocated to the Members in the same manner in which they contributed to the costs of operations under this Agreement.

(3)                                 Depreciation with respect to contributed property with a beginning book basis that differs from its adjusted tax basis in the hands of the contributing Member immediately preceding the date of Contribution (“Section 704(c) property”), shall be allocated for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code. Such depreciation shall be allocated between the Members in accordance with the traditional method with curative allocations as set forth in Regulation Section 1.704-3 (c).

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(A)                               Curative allocations to a Member (the “Noncontributing Member”) relating to tax depreciation or amortization of Section 704(c) property contributed by the other Member (the “Contributing Member”) shall be made first, from the Contributing Member’s allocable share of tax depreciation or amortization attributable to other Company property contributed by the Contributing Member; second, from the Contributing Member’s allocable share of tax depreciation or amortization attributable to Company property constructed by the Company or property acquired other than by a Contribution from a Member; third, from the Contributing Member’s allocable share of tax depreciation or amortization attributable to Company property contributed by the Noncontributing Member; and fourth, by a curative allocation to the Contributing Member of gain from the disposition of the contributed property subject to the ceiling rule that would have been allocated to the Noncontributing Member, in an amount sufficient to offset any remaining effect of the “ceiling rule” limitation in accordance with Regulation Section 1.704-3(c)(3)(iii)(B). A property shall be considered acquired other than by Contribution to the extent Code Section 721 does not apply to the acquisition of the property by the Company.

(i)                                     If a curative allocation from the sources specified in paragraph (A) above is not sufficient to fully offset the effect of the “ceiling rule” limitation, the amount of the excess of the full potential curative allocation for the year over the amount of the actual curative allocation for a year shall be carried forward to the next year (and to succeeding years, if necessary, to fully satisfy the sum of the difference between cumulative book and tax depreciation or amortization), provided, however, the source of the allocation shall be as specified in paragraph (A) for the year and this carryover provision shall be subject to the provision of Regulation Section 1.704-3(c) relating to unreasonable curative allocations.

(ii)                                  Consistent with Section 10.02(c), the curative allocations with respect to specific Section 704(c) property of the Company that had a zero adjusted tax basis to the Company immediately after the Contribution of such property to the Company shall be made over a period of time and at a rate of recovery that corresponds to the applicable recovery period and applicable depreciation method, respectively, as prescribed in Section 168(a), for newly-acquired property of such type, but without taking into account any applicable convention described in Section 168(d). For this purpose, it is agreed that such determinations shall be made so as to result in the most accelerated curative allocations, thereby ignoring any elections available under Section 168 that would result in less accelerated curative allocations, including, but not limited to, the elections set forth in Sections 168(b)(2)(C), 168(b)(3)(D) and 168(g)(7).

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(B)                               Gains and losses shall be allocated in accordance with Section 10.04(a)(5) below.

(4)                                 The Members agree that the capital additions to the Existing VCM Plant funded with Vista’s Contribution to the Company will be accounted for at a value equal to the Company’s cost of construction and shall not constitute Section 704(c) property. Depreciation on Company property shall be allocated to Member’s Capital Accounts in accordance with the Members’ Sharing Ratios except as modified by this Article 10.04(a) to give effect to the election of the Members to use curative allocations for Section 704(c) property.

(5)                                 Gain and Loss.  Taxable gain or loss on a sale, exchange, retirement, or other disposition of Company property that is not Section 704(c) property shall be allocated in accordance with the Members’ Sharing Ratios. Gain or loss on a sale, exchange, retirement, or other disposition of Company property that is Section 704(c) property shall be allocated by the Members in accordance with the traditional method with curatives as set forth in Regulation Section 1.704-3(c). Curative allocations to the Noncontributing Member relating to gain or loss recognized on a disposition of Section 704(c) property contributed by the Contributing Member shall be made first, from the Contributing Member’s allocable share of gain or loss recognized on a disposition of other Company property contributed by the Contributing Member; second, from the Contributing Member’s allocable share of gain or loss recognized on a disposition of Company property contributed by the Noncontributing Member; third, from the Contributing Member’s allocable share of gain or loss recognized on a disposition of Company property constructed by the Company or property acquired other than by a Contribution from a Member; fourth, from items of deduction, loss, income or gain of the Company other than such gain or loss (including, but not limited to, depreciation or amortization that would otherwise be allocable to the Contributing Member), in accordance with Regulation Section 1.704-3(c)(3)(iii)(B); and fifth, from costs specifically allocable to the Contributing Member as provided in Article V.

(6)                                 Deductions or tax expense arising from costs incurred by the Company and charged to the Members under Article V shall be allocated for tax purposes to the Members in the same manner as such costs are charged to the Members under such Article V.

(7)                                 Except as otherwise provided in Section 10.04(a)(1) of this Agreement, any other item of income or loss shall be allocated in accordance with the accounting for the revenue or expense, respectively, that gives rise to such item of income or loss.

(b)                                 Recapture Income.  To the extent of any recapture income resulting from the sale or other disposition of an asset of the Company, the amount of any gain from the disposition allocated to (or recognized by) a Member for federal income tax purposes pursuant to the above provisions shall be deemed to be recapture income to the extent the Member (or its predecessor in interest) has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of the gain as recapture income.

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(c)                                  Qualified Income Offset.  Notwithstanding any other provisions of this Agreement to the contrary, if, with respect to any taxable year of the Company, a Member receives an adjustment, allocation or distribution of the type described in Section 1.704-(b)(2)(ii)(d)(4), (5), or (6) of the Regulations that results in such Member’s adjusted Capital Account having a negative balance, Capital Account gross income (and the corresponding items of income or gain for federal income tax purposes) and the amount realized on the disposition of a Company property for that taxable year and all subsequent taxable years shall be allocated to that Member in an amount necessary to eliminate the negative balance in the Member’s adjusted Capital Account as quickly as possible. The provisions of this Section 6.4 are intended to constitute a “qualified income offset” within the meaning of Section 1.704-l(b)(2)(ii)(d)(3) of the Regulations and shall be construed in accordance with that intention.

(d)                                 Minimum Gain Chargeback.  Beginning in the first taxable year in which there are “nonrecourse deductions” or a distribution is made of proceeds of a nonrecourse liability that are allocable to an increase in the minimum gain of the Company, as determined under the rules of Section 1.704-2(e)(3) of the Regulations, and thereafter throughout the full term of the Company, the “Minimum Gain Chargeback” rules of Section 1.704-2(f) of the Regulations, shall apply with respect to the allocation of all Company items in those year(s). If there is a net decrease during a taxable year of partner nonrecourse debt minimum gain within the meaning of Section 1.704-2(i)(3), then the chargeback rules of Section 1.704-2(i)(4) shall apply.

(e)                                  Allocations with Respect to Deficit Members.  Notwithstanding any of the foregoing provisions of Section 10.04 to the contrary, if during any fiscal year of the Company the allocation of any loss or deduction (net of any income or gain) to a Member (the “Deficit Members) would cause or increase a negative balance in the Member’s adjusted Capital Account as of the end of that fiscal year, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to the Member and the remaining amount shall be allocated to the Member whose adjusted Capital Account has a positive balance remaining at that time. At such time as all Members have a zero balance in their Member’s Capital Account, further loss or deductions shall be allocated between the Members in accordance with the provisions of Section 10.04(A)(2)-(7).

(f)                                   Curative Allocations.  Any special allocations of items of income pursuant to Section 10.04(c)-(e) shall, to the extent consistent with such Section, be taken into account in computing subsequent allocations of deduction and loss, so that the resulting Capital Account balance of each Member shall, to the maximum extent possible consistent with such Sections, be equal to the balances that would have existed if such special allocations had not occurred. The preceding sentence shall only be applied before taking into account any gain or deemed gain from the sale or deemed sale of Company properties.

(g)                                  Allocations Attributable to Transferred Interests.  If a Member transfers an interest in the Company during a taxable year, items of Company income, loss, deduction and credit attributable to the transferred interest shall be allocated between the transferor and the

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transferee pursuant to any agreement between the transferor and transferee which is submitted to the Accounting Member and which is consistent with Section 706 of the Code.

10.05                 Tax Matters.

(A)  The Operator is designated as the Tax and Financial Accounting Matters Member (“Accounting Member”) and shall serve as the Tax Matters Partner as such term is defined in the Code and, so long as such Operator remains a Member, shall serve until replaced by action of the Committee. In the event of any change in the Accounting Member, the Member serving as Accounting Member at the beginning of a given taxable year shall continue as Accounting Member with respect to all matters concerning such year. The Accounting Member and the other Member(s) shall use their best efforts to comply with responsibilities outlined in this Section and in the Code (including any Treasury Regulations promulgated thereunder) and in doing so shall incur no liability to any other Member. Notwithstanding the Accounting Member’s obligation to use its best efforts in the fulfillment of its responsibilities, the Accounting Member shall not be required to incur any expenses for the preparation for, or pursuance of administrative or judicial proceedings, unless the Members agree on a method for sharing such expenses.

(B)  The Accounting Member shall prepare and file all required federal, state, and local Company income tax returns, as well as all sales, use and other excise tax returns. In preparing such returns the Accounting Member shall use its best efforts and in doing so shall incur no liability to any other Member with regard to such returns. The Accounting Member shall submit to each Member a copy of the income tax returns as proposed for review (1) not less than thirty (30) days prior to the due date (including extensions) and (2) prior to July 15.

(C)  The Accounting Member shall establish and maintain Capital Accounts in accordance with this Article X. The Accounting Member shall also establish and maintain tax basis capital accounts for each Member. Upon request, the Accounting Member shall submit to each Member along with a copy of any proposed Company income tax return an accounting of their respective Capital Accounts as of the end of the tax return period.

(D)  Within two weeks from the receipt of the request from the Accounting Member the Member will furnish the Accounting Member with such information as the Accounting Member may reasonably request to permit it to provide the Internal Revenue Service with sufficient information for purposes of the Code for the proper compliance with the reporting and compliance requirements of the Company.

(E)  The Accounting Member shall not agree to any extension of the statute of limitations for making assessments on behalf of any other Member without first obtaining the written consent of that Member. The Accounting Member shall not bind any other Member to a settlement agreement in tax audits without obtaining the written concurrence of any such Member. Any other Member who enters into a settlement agreement with the Secretary of the Treasury or his delegate with respect to any Company returns shall notify the other Members of such settlement agreement and its terms within ninety (90) days from the date of the settlement.

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(F)  If any Member intends to file a notice of inconsistent treatment under the Code, such Member shall, prior to the filing of such notice, notify the Accounting Member of such intent and the manner in which the Member’s intended treatment of a Company item is (or may be) inconsistent with the treatment of that item by the Company. Within one week of receipt of such notification, the Accounting Member shall remit copies of such notification to other Members of the Company. If an inconsistency notice is filed solely because a Member has not received a Schedule K-1 in time for filing of its income tax return, the Accounting Member need not be notified.

(G)  The Accounting Member shall, to the extent and in the manner provided by regulations issued pursuant to the Code, keep all Members informed of all administrative and judicial proceedings for the adjustment at the Company level of Company items.

(H)  No Member shall file a request pursuant to the Code for an administrative adjustment of Company items for any Company taxable year without first notifying all other Members. If all other Members agree with the requested adjustment, the Accounting Member shall file the request for administrative adjustment on behalf of the Company. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Accounting Member, may file a request for administrative adjustment on its own behalf.

(I)  Any Member intending to file a petition under the Code with respect to any Company item or to other tax matters involving the Company shall notify the other Member, prior to such filing, of the nature of the contemplated proceeding. In the case where the Accounting Member is the Member intending to file such petition, such notice shall be given within a reasonable time to allow the other Members to participate in the choosing of the forum in which such petition will be filed. If the Members do not agree on the appropriate forum, the Accounting Member shall choose the forum. If a Member intends to seek review of any court decision rendered as a result of such a proceeding, such Member shall notify the other Member prior to seeking such review.

10.06                 Elections.

(A)  For both income tax return and Capital Account purposes, the Company shall elect: (1) to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation purposes, (2) to use the accrual method of accounting, (3) to treat all organizational costs of the Company as deferred expenses amortizable over a sixty (60) month period pursuant to Section 709(b) of the Code and comparable provisions of state law, (4) to amortize start-up expenditures over a sixty (60) month period pursuant to Section 195(d) of the Code and comparable provisions of state law, (5) to report income on the basis of a calendar year. The Company shall pay the Accounting Member for all reasonable costs of hiring an outside accounting firm to assist in the preparation of the federal and Louisiana income tax returns of the Company. The Company shall also pay the Accounting Member for all reasonable costs it

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may incur in tax accounting required for adjustments attributable to an election under Code Section 754.

(B)  Any election other than those referenced above must be approved by the Committee.

10.07                 Transfers, Indemnification and Correspondence

(A)  Transfers of Company interests shall be governed by this Agreement. A Member transferring its interest, or any part thereto shall notify the Accounting Member m writing within two weeks of such transfer.

(B)  This Agreement does not include any indemnification provisions to protect Members against any harm caused by a Code Section 708(b)(1)(B) termination. However, the Members agree that if any of them makes a sale or assignment of its interest under this Agreement, such sale or assignment shall be structured, if reasonably possible, to avoid causing a Code Section 708(b)(1)(B) termination.

(C)  All correspondence relating to the preparation and filing of the Company’s income tax returns and capital accounts shall be forwarded to:

PPG Industries, Inc.

One PPG Place

Pittsburgh, PA 15272

Attention: Tax Department

ARTICLE XI

DISSOLUTION AND LIQUIDATION

11.01                 Dissolution.

(a)                                 Dissolution of the Company shall be governed by the Act. Notwithstanding the foregoing, any remaining Member(s) shall have the right to continue the Company upon the interdiction, withdrawal, resignation, expulsion, bankruptcy or dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in the Company, and the Company shall continue so long as all remaining Member(s) agree(s) to continue the Company within ninety (90) days after such termination event with respect to a Member, and the surviving Entity shall thereafter be the “Company”. The remaining Member(s) may establish and effectuate a plan by which the Company merges with or into another Entity pursuant to the Act or other applicable Law. A sole remaining Member may elect to continue the business of the Company as a sole proprietorship.

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(b)                                 In the event the Company is “liquidated” within the meaning of Regulation Section 1.704-l(b)(2)(ii)(g), distributions shall be made pursuant to this Article XI to the Member(s) who has (have) positive Capital Accounts in compliance with Regulation Section 1.704-l(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Member has a deficit balance in its Capital Account (after giving effect to all Contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other person for any purpose whatsoever. A pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article XI may be withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members as soon as practicable.

(c)                                  Notwithstanding any other provision of this Article XI, in the event the Company is liquidated within the meaning of Regulation Section 1.704-l(b)(2)(ii)(g) but no Liquidating Event has occurred, the Company’s property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, for federal income tax purposes the Company shall be deemed to have distributed its property in kind to the Members, who shall be deemed to have assumed and taken such property subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the Company property in kind to the Company, which shall be deemed to have assumed and taken such property subject to all liabilities.

IN WITNESS WHEREOF, PPG and Vista place their signatures on the day and year set forth above.

CONDEA VISTA COMPANY

By:	/s/ Mark J. Schneider
Name:	Mark J. Schneider
Title:	VP & Business Mgr., Olefins & Vinyl

PPG INDUSTRIES, INC.

By:	/s/ Rae R. Burton
Name:	Rae R. Burton
Title:	Vice President, Chlor-Alkali & Derivatives

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PHH MONOMERS, L.L.C.

By: CONDEA Vista Company, as Member

By:	/s/ Mark J. Schneider
Name:	Mark J. Schneider
Title:	VP & Business MGR. - Olefins & Vinyl

By: PPG Industries, Inc., as Member

By:	/s/ Rae R. Burton
Name:	Rae R. Burton
Title:	Vice President, Chlor-Alkali & Derivatives

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PHH MONOMERS, L.L.C.

SECOND AMENDMENT TO OPERATING AGREEMENT

THIS SECOND AMENDMENT TO THE OPERATING AGREEMENT of PHH Monomers, L.L.C. (the “Amendment”) is made by and between PPG Industries, Inc. (“PPG”), Georgia Gulf Chemicals & Vinyls, L.L.C., successor in interest to CONDEA Vista Chemical Company, (“GGCV”), and PHH Monomers, L.L.C. (the “Company”).

WHEREAS, PPG, GGCV and the Company executed an Operating Agreement dated June 7, 1991, as amended by the First Amendment to Operating Agreement dated September 30, 1996 (the “Agreement”); and

WHEREAS, the parties hereto desire and intend to amend the Agreement as set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Capitalized terms used within this Amendment and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

2.                                      Section 5.04 “Cost Adjustments for EDC Inventory” of the Agreement is amended by deleting the first two sentences therefrom and substituting therefore the following:

“Month to month changes in EDC inventory held by the Company shall be allocated to the Members according to the Production Ratio for that month.”

3.                                      Full Force and Effect.  Except as expressly set forth above in this Amendment, the Agreement shall remain unchanged and shall continue in full force and effect.

The parties hereto have executed this Amendment effective as of January 1, 2002.

PPG Industries, Inc.		Georgia Gulf Chemicals & Vinyls, L.L.C.
By:	/s/ David B. Church	By:	/s/ CD Shannon
Name (Print):	David B. Church	Name (Print):	CD Shannon
Title:	Vice President, Chlor-Alkali & Derivatives	Title:	Vice President - Chemicals Group
Date:	[ILLEGIBLE]	Date:	6/28/2002

PHH Monomers, L.L.C.

By: Georgia Gulf Chemicals & Vinyls, L.L.C., as Member

By:	/s/ CD Shannon
Name (Print):	CD Shannon
Title:	Vice President - Chemicals Group
Date:	6/28/2002

By: PPG Industries, Inc., as Member

By:	/s/ David B. Church
Name (Print):	David B. Church
Title:	Vice President, Chlor-Alkali & Derivatives
Date:	5/10/02

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